Use these links to rapidly review the document

FEE TABLE

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee

2.500% Senior Notes due 2017	$750,000,000	99.714%	$85,950

3.800% Senior Notes due 2022	$750,000,000	99.309%	$85,950

Total	$1,500,000,000		$171,900

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-169401

Prospectus Supplement to Prospectus dated September 16, 2010.

$1,500,000,000

$750,000,000 2.500% Senior Notes due 2017
$750,000,000 3.800% Senior Notes due 2022

Fully and Unconditionally Guaranteed by
Transocean Ltd.

Transocean Inc. will pay interest on each series of notes semi-annually on April 15 and October 15 of each year, commencing on April 15, 2013. The interest rate on the notes of each series may be adjusted under the circumstances described in this prospectus supplement under "Description of the Notes and Guarantees—Interest Rate Adjustment." The notes are unsecured and will rank equally with all of Transocean Inc.'s existing and future unsecured and unsubordinated debt. The due and punctual payment of the principal of, premium, if any, interest on and all other amounts due under the notes will be fully and unconditionally guaranteed by Transocean Ltd. The guarantees will rank equally with all other unsecured indebtedness of Transocean Ltd. The notes will be issued only in denominations of $1,000 and integral multiples of $1,000.

Transocean Inc. may redeem all or part of either series of the notes at any time prior to maturity at prices described under "Description of the Notes and Guarantees—Optional Redemption."

See "Risk Factors" beginning on page S-8 of this prospectus supplement and on page 3 of the accompanying prospectus to read about factors you should consider before buying the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price		Underwriting Discount		Proceeds, Before Expenses, to Us
	Per Note	Total	Per Note	Total	Per Note	Total
2.500% Senior Notes due 2017	99.714%	$747,855,000	0.60%	$4,500,000	99.114%	$743,355,000
3.800% Senior Notes due 2022	99.309%	$744,817,500	0.65%	$4,875,000	98.659%	$739,942,500
Total		$1,492,672,500		$9,375,000		$1,483,297,500

The initial public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from September 13, 2012 and must be paid by the purchasers if the notes are delivered after September 13, 2012.

The underwriters expect to deliver the notes through the facilities of The Depository Trust Company against payment in New York, New York on September 13, 2012.

Joint Book-Running Managers

Barclays
Citigroup
J.P. Morgan
Wells Fargo Securities
BofA Merrill Lynch
DNB Markets

Co-Managers

Credit Agricole CIB
Credit Suisse
Mitsubishi UFJ Securities
Morgan Stanley
Standard Chartered Bank

Prospectus Supplement dated September 10, 2012.

        Transocean Inc. and Transocean Ltd. have not authorized anyone to provide you with information other than the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is current only as of its date.

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the notes and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to the notes offered hereby. If the description of the notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

S-i

        The notes will not be listed on the SIX Swiss Exchange and, therefore, this prospectus supplement has been prepared without regard to the disclosure standards of the listing rules (including any additional Listing Rules or prospectus schemes) of the SIX Swiss Exchange. The notes will not be publicly offered in Switzerland and, therefore, this prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under article 652a or article 1156 of the Swiss Code of Obligations. Neither this document nor any other offering or marketing material relating to these securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland. This document has not been and will not be filed with or approved by any Swiss regulatory authority. In particular, this document has not and will not be filed with the Swiss Financial Market Supervisory Authority FINMA.

        This communication is only being distributed to and is only directed at (1) persons who are outside the United Kingdom or (2) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (3) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Correction of Errors in Previously Reported Consolidated Financial Statements

        As previously disclosed in Note 4 to the unaudited condensed consolidated financial statements included in Transocean Ltd.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, we identified an error in our previously issued financial statements for the year ended December 31, 2011 and the three months ended March 31, 2012 related to the recognition of assets for insurance recoveries related to legal and other costs, which we have concluded should not have been recorded because they were not probable of recovery. In addition to the adjustments in 2011 and 2012 related to the assets for insurance recoveries, we recorded other adjustments related to the years ended December 31, 2011 and 2010 and the three months ended March 31, 2012 to correct for errors for repair and maintenance costs, income taxes, discontinued operations, and the allocation of net income attributable to noncontrolling interest. Upon assessing the materiality of these errors in accordance with the Securities and Exchange Commission's ("SEC") Staff Accounting Bulletins Nos. 99 and 108, we determined that these errors, collectively, were immaterial to the prior year financial statements. Since the correction of prior financial statements for immaterial errors does not require our previously filed reports to be amended, the audited consolidated financial statements included in Transocean Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2011 and the unaudited quarterly condensed consolidated financial statements included in Transocean Ltd.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, both of which are also incorporated by reference in this prospectus supplement and the accompanying prospectus, have not been corrected for these errors.

S-ii

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The statements included in this prospectus supplement and the documents incorporated by reference in the accompanying prospectus regarding future financial performance and results of operations and other statements that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements include, but are not limited to, statements about the following subjects:

  •
  the impact of the Macondo well incident and related matters,

  •
  the impact of the Brazil Frade field incident and related matters,

  •
  our results of operations and cash flow from operations, including revenues and expenses,

  •
  the offshore drilling market, including the impact of enhanced regulations in the jurisdictions in which we operate, supply and demand, utilization rates, dayrates, customer drilling programs, commodity prices, stacking of rigs, reactivation of rigs, effects of new rigs on the market and effects of declines in commodity prices and the downturn in the global economy or market outlook for our various geographical operating sectors and classes of rigs,

  •
  customer contracts, including contract backlog, force majeure provisions, contract commencements, contract extensions, contract terminations, contract option exercises, contract revenues, contract awards and rig mobilizations,

  •
  liquidity and adequacy of cash flows for our obligations,

  •
  debt levels, including impacts of the financial and economic downturn,

  •
  uses of excess cash, including the payment of dividends and other distributions and debt retirement,

  •
  newbuild, upgrade, shipyard and other capital projects, including completion, delivery and commencement of operation dates, expected downtime and lost revenue, the level of expected capital expenditures and the timing and cost of completion of capital projects,

  •
  the cost, timing and integration of acquisitions and the proceeds and timing of dispositions, including the sale of the Standard Jackups and the swamp barge as described under "Summary—Recent Developments—Standard Jackup Divestiture",

  •
  tax matters, including our effective tax rate, changes in tax laws, treaties and regulations, tax assessments and liabilities for tax issues, including those associated with our activities in Brazil, Norway and the United States ("U.S."),

  •
  legal and regulatory matters, including results and effects of legal proceedings and governmental audits and assessments, outcomes and effects of internal and governmental investigations, customs and environmental matters,

  •
  insurance matters, including adequacy of insurance, renewal of insurance, insurance proceeds and cash investments of our wholly owned captive insurance company,

  •
  effects of accounting changes and adoption of accounting policies, and

  •
  investments in recruitment, retention and personnel development initiatives, pension plan and other postretirement benefit plan contributions, the timing of severance payments and benefit payments.

S-iii

        Forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus are identifiable by use of the following words and other similar expressions, among others:

• "anticipates"	• "may"
• "believes"	• "might"
• "budgets"	• "plans"
• "could"	• "predicts"
• "estimates"	• "projects"
• "expects"	• "scheduled"
• "forecasts"	• "should"
• "intends"

        Such statements are subject to numerous risks, uncertainties and assumptions, including, but not limited to:

  •
  those described under "Risk Factors" in this prospectus supplement and the accompanying prospectus and in Transocean Ltd.'s filings with the SEC,

  •
  the adequacy of and access to sources of liquidity,

  •
  our inability to obtain contracts for our rigs that do not have contracts,

  •
  our inability to renew contracts at comparable dayrates,

  •
  operational performance,

  •
  the impact of regulatory changes,

  •
  the cancellation of contracts currently included in our reported contract backlog,

  •
  increased political and civil unrest,

  •
  the effect and results of litigation, regulatory matters, settlements, audits, assessments and contingencies, and

  •
  other factors discussed in this prospectus supplement, the accompanying prospectus and in Transocean Ltd.'s filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. Information on Transocean Ltd.'s website or any other website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and does not constitute a part of this prospectus supplement or the accompanying prospectus.

        The foregoing risks and uncertainties are beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

        All subsequent written and oral forward-looking statements attributable to Transocean Ltd. or Transocean Inc. or to persons acting on their behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and Transocean Ltd. and Transocean Inc. undertake no obligation to publicly update or revise any forward-looking statements, except as required by law.

S-iv

 WHERE YOU CAN FIND MORE INFORMATION

        Transocean Ltd. files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information Transocean Ltd. has filed electronically with the SEC, which you can access over the Internet at www.sec.gov. You can also obtain information about Transocean Ltd. at the offices of the NYSE Euronext, 11 Wall Street, 5th Floor, New York, New York 10005.

        Transocean Ltd.'s website is located at www.deepwater.com. Transocean Ltd.'s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through its website, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on Transocean Ltd.'s website or any other website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and does not constitute a part of this prospectus supplement or the accompanying prospectus.

        This prospectus supplement and the accompanying prospectus are part of a registration statement Transocean Ltd. and Transocean Inc. have filed with the SEC relating to the securities the issuers may offer. As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement and the accompanying exhibits and schedules. You may refer to the registration statement, exhibits and schedules for more information about Transocean Ltd., Transocean Inc. and the securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its website.

        The SEC allows the issuers to "incorporate by reference" the information Transocean Ltd. has filed with it, which means that the issuers can disclose important information to you by referring you to those documents. The information the issuers incorporate by reference is an important part of this prospectus supplement, and later information that Transocean Ltd. files with the SEC will automatically update and supersede this information. Transocean Ltd. and Transocean Inc. incorporate by reference the documents listed below and any future filings Transocean Ltd. makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information "furnished" and not "filed" with the SEC, unless the issuers specifically provide that such "furnished" information is to be incorporated by reference) after the date of this prospectus supplement and until all of the notes offered hereby are sold. The documents the issuers incorporate by reference are:

  •
  Transocean Ltd.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as amended by Transocean Ltd.'s Annual Report on Form 10-K/A filed with the SEC on March 9, 2012;

  •
  Transocean Ltd.'s Quarterly Reports on Form 10-Q for the periods ended March 31, 2012 and June 30, 2012; and

  •
  Transocean Ltd.'s Current Reports on Form 8-K filed with the SEC on January 10, 2012, January 23, 2012, January 25, 2012, February 23, 2012, February 29, 2012, March 30, 2012, April 3, 2012, May 7, 2012, May 21, 2012, June 5, 2012, July 2, 2012 and September 10, 2012.

        You may request a copy of these filings, other than an exhibit to these filings unless the issuers have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or calling:

    Transocean Ltd.
    c/o Transocean Offshore Deepwater Drilling Inc.
    4 Greenway Plaza
    Houston, Texas 77046
    Attention: Vice President, Investor Relations and Communications
    Telephone: (713) 232-7500

S-v

 ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

        Transocean Inc. is a Cayman Islands exempted company and Transocean Ltd. is a Swiss corporation. Certain of their respective officers and directors may be residents of various jurisdictions outside the U.S. All or a substantial portion of the assets of Transocean Inc. and Transocean Ltd. and the assets of these persons may be located outside the U.S. As a result, it may be difficult for investors to effect service of process within the U.S. upon these persons or to enforce any U.S. court judgment obtained against these persons that is predicated upon the civil liability provisions of U.S. federal securities laws. Transocean Inc. has agreed to be served with process with respect to actions based on offers and sales of the notes. To bring a claim against Transocean Inc., you may serve Transocean Ltd.'s Corporate Secretary, c/o Transocean Offshore Deepwater Drilling Inc., 4 Greenway Plaza, Houston, Texas 77046, the U.S. agent appointed for that purpose.

        Ogier, Transocean Inc.'s Cayman Islands legal counsel, has advised Transocean Inc. that it is uncertain that Cayman Islands courts would enforce (1) judgments of U.S. courts obtained in actions against Transocean Inc. or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws or (2) original actions brought against Transocean Inc. or other persons predicated upon the Securities Act. There is no treaty between the United States and the Cayman Islands providing for enforcement of judgments, and there are grounds upon which Cayman Islands courts may not enforce judgments of U.S. courts. In general, Cayman Islands courts would not enforce any remedies if they are deemed to be penalties, fines, taxes or similar remedies.

        Homburger AG, Transocean Ltd.'s Swiss legal counsel, has advised Transocean Ltd. that it is uncertain that Swiss courts would enforce (1) judgments of U.S. courts obtained in actions against Transocean Ltd. or other persons that are predicated upon the civil liability provisions of U.S. federal securities laws or (2) original actions brought against Transocean Ltd. or other persons predicated upon the Securities Act. The enforceability in Switzerland of a foreign judgment rendered against Transocean Ltd. or such other persons is subject to the limitations set forth in such international treaties by which Switzerland is bound and the Swiss Federal Private International Law Act. In particular, and without limitation to the foregoing, a judgment rendered by a foreign court may only be enforced in Switzerland if:

  •
  such foreign court had jurisdiction,

  •
  such judgment has become final and nonappealable,

  •
  the court procedures leading to such judgment followed the principles of due process of law, including proper service of process, and

  •
  such judgment does not violate Swiss law principles of public policy.

        In addition, enforceability of a judgment by a non-Swiss court in Switzerland may be limited if Transocean Ltd. can demonstrate that it or such other persons were not effectively served with process.

S-vi

SUMMARY

        This summary may not contain all of the information that is important to you. You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, before making an investment decision. In sections of this prospectus supplement that describe the business of Transocean Ltd., when we use the terms "we," "us" or "our," we are referring to Transocean Ltd. together with its consolidated subsidiaries and predecessors, the term "Transocean Ltd." means Transocean Ltd. only, and the term "Transocean Inc." means Transocean Inc. only, unless the context otherwise requires. Transocean Inc. is a direct, wholly owned subsidiary of Transocean Ltd.

 About Transocean Inc.

        Transocean Inc. is a direct, wholly owned subsidiary of Transocean Ltd. Substantially all of our operations are conducted through subsidiaries of Transocean Inc. We also conduct operations through Transocean Services AS, a direct, wholly owned subsidiary of Transocean Ltd.

        Transocean Inc.'s principal executive offices are located at 70 Harbour Drive, Grand Cayman, Cayman Islands KY1-1003, and its telephone number at that address is (345) 745-4500.

About Transocean Ltd.

        Transocean Ltd., through its subsidiaries, is a leading international provider of offshore contract drilling services for oil and gas wells. We specialize in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believe that we operate one of the most versatile offshore drilling fleets in the world.

        At September 10, 2012, we own or have partial ownership interests in, and operate a fleet of, 115 mobile offshore drilling units consisting of 48 High-Specification Floaters (Ultra-Deepwater, Deepwater and Harsh-Environment drilling rigs), 25 Midwater Floaters, nine High-Specification Jackups, 32 Standard Jackups and one swamp barge. Included in the 115 drilling units, we have 32 Standard Jackups and one swamp barge classified as discontinued operations. An additional 12 Standard Jackups, including five Standard Jackups described under "Recent Developments—Standard Jackup Divestiture", have been classified as held for sale. We have two Ultra-Deepwater Drillships and three High-Specification Jackups under construction.

        We believe our mobile offshore drilling fleet is one of the most modern and versatile fleets in the world. Our primary business is to contract our drilling rigs, related equipment and work crews predominantly on a dayrate basis to drill oil and gas wells. We specialize in technically demanding regions of the offshore drilling business with a particular focus on deepwater and harsh environment drilling services. We also provide oil and gas drilling management services on either a dayrate basis or a completed-project, fixed-price (or "turnkey") basis, as well as drilling engineering and drilling project management services.

        Transocean Ltd. is a Swiss corporation with its registered office at Turmstrasse 30, CH-6300 Zug, Switzerland, and its principal executive offices located at Chemin de Blandonnet 10, CH-1214 Vernier, Switzerland. Transocean Ltd.'s telephone number at that address is +41 22 930 9000. Transocean Ltd.'s shares are listed on the New York Stock Exchange under the symbol "RIG" and on the SIX Swiss Exchange under the symbol "RIGN."

Recent Developments

        Potential Newbuild Drillships.    We are currently in discussions with a major integrated international oil company for the construction of four dynamically-positioned, Ultra-Deepwater drillships. These newbuilds are expected to be of an enhanced DSME 12000 design and are expected to feature our patented dual-activity drilling technology with industry-leading hoisting capacity. Each newbuild is expected to be able to operate in water depths of up to 12,000 feet and drill wells up to 40,000 feet, and is anticipated to incorporate enhanced well completion capabilities. Each newbuild is also expected to be equipped with a second blow-out preventer system, or BOP, expected to reduce the customer's non-productive time. Each newbuild is also expected to be outfitted to accommodate a future upgrade to a 20,000 psi BOP system when such advanced subsea technology is developed.

        We contemplate that each newbuild would be contracted with the customer for a term of 10 years. These contracts, which are expected to commence in 2015 and 2016 following shipyard construction and mobilization, would contribute an estimated total backlog of $7.6 billion, excluding mobilization. The capital investment for these four newbuilds is estimated at $3.0 billion, excluding capitalized interest.

        We are also in discussions, subject to mutual agreement between us and the customer, to enter into alternative arrangements, such as a joint venture with the customer that would own the newbuilds, whereby the customer would provide a portion of the financing for the newbuilds (and the customer would participate in profits from the newbuilds under such an alternative arrangement). We have not entered into any binding agreements with respect to the drilling services for the customer, the newbuilds, the construction of the newbuilds or the alternative financing arrangements, and there can be no assurance that we will enter into any transaction on the terms described above or at all.

        Macondo Well Update.    We have had discussions with the U.S. Department of Justice seeking to resolve certain civil and criminal claims of the United States related to the Macondo incident for $1.5 billion over a period of years. The parties have been unable to come to an agreement on a settlement. There are a number of issues that the parties would need to resolve in order to reach any settlement, including whether such settlement would include or exclude claims under the Natural Resource Damage Assessment Process under the Oil Pollution Act of 1990, the time period for payment, and the factual basis of a plea. If we were to enter into a settlement including such payment terms, we would not expect that any incremental charge to earnings related to any such settlement would be required over our previously announced $2.0 billion reserve for Macondo-related claims. There can be no assurance that the parties will enter into agreements on the terms described or at all, nor any assurance regarding the timing of such agreements, the effect of such agreements on other claims arising out of the Macondo incident or that any court approvals required as conditions of such agreements will be obtained. See "Risk Factors—Risks related to our business—Compliance with or breach of environmental laws can be costly and could limit our operations" in Transocean Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2011.

        Shortly prior to the February 2012 announcement of the settlement between BP America Production Co. ("BP") and the Plaintiff's Steering Committee ("PSC"), BP proposed a settlement to us. Later that month, but before the announcement of the preliminary BP/PSC settlement, we suggested a settlement of all claims of the plaintiffs represented by the PSC. The PSC responded with a settlement proposal. We made no counterproposal to either BP or the PSC after receiving their respective proposals.

        There have been no settlement discussions with either the PSC or BP since February 2012. The settlement amounts proposed by both BP and the PSC were each far in excess of the amount contemplated by our current settlement discussions with the Department of Justice. Both of these proposed amounts also far exceeded the amounts we had been willing to consider for a settlement with either the PSC or BP.

        Brazil Frade Field Update.    On August 28, 2012, the federal court in Rio de Janeiro affirmed a preliminary injunction against us and Chevron. While the terms of the preliminary injunction have been published by the court, the federal court in Rio de Janeiro has not yet served us with the injunction itself. The terms of the preliminary injunction require us to cease conducting extraction or transportation activities in Brazil within 30 calendar days from the date of service. We intend to vigorously pursue the overturning or suspension of this preliminary injunction. While we cannot predict or provide assurance as to the final outcome of these proceedings, if the preliminary injunction is upheld, it could have a material adverse effect on our future consolidated statement of financial position, results of operations or cash flows. For both the year ended December 31, 2011 and the six months ended June 30, 2012, our operations in Brazil accounted for 11 percent of our consolidated operating revenues.

        Standard Jackup Divestiture.    As part of our asset strategy to increase our focus on High-Specification Floaters and Jackups, on September 9, 2012 we entered into definitive agreements with Shelf Drilling International Holdings, Ltd. to sell in a series of related transactions 37 Standard Jackups, including the GSF Baltic, and one swamp barge. Of the 38 drilling units, 31 are operating, five are stacked and two are being reactivated. The aggregate sales price is approximately $1.05 billion, including seller financing of $195 million, and is subject to certain working capital and other adjustments. The seller financing consists of perpetual preference shares in the parent company of Shelf Drilling International that will be entitled to dividends that are cumulative and payable in kind at 10% per annum, generally subject to adjustments escalating up to 14% over time, and are subject to mandatory redemption upon certain specified events, including an initial public offering or change of control of Shelf Drilling International. The agreements relating to the transactions contemplate termination fee payments by both parties in the event that, under specified circumstances, the transactions are not consummated. The transactions are expected to close in the fourth quarter of 2012, subject to certain conditions. The parent company of Shelf Drilling International is a newly formed company sponsored equally by Castle Harlan, Inc., Lime Rock Partners and CHAMP Private Equity and Shelf Drilling International is a newly formed company that will own these drilling units.

        Upon completion of such transactions on the terms described above, we expect to recognize a loss on the overall transactions, and we expect such loss to be significant. As of June 30, 2012, the aggregate carrying amount of the long-lived assets included in the sale transactions was approximately $1.4 billion. The sales price includes approximately $200 million related to the net current assets associated with the transactions. Our total aggregate consolidated goodwill as of June 30, 2012 was $3.1 billion, a portion of which is expected to be allocated to the group to be disposed of in the transactions based upon the disposal group's fair value relative to our fair value. Additionally, we expect to incur between $120 million and $140 million of tax, personnel-related and other transaction costs associated with the transactions. We also have agreed to provide transition and other services to the purchasers in the transactions and the costs to us of providing such services may exceed the amounts we receive as compensation for providing such services.

        Additionally, in the third quarter of 2012 we have committed to discontinue operations in the Standard Jackup and swamp barge markets. As a result, we would also reclassify our seven remaining stacked Standard Jackups to assets held for sale in September 2012. As of June 30, 2012, the aggregate carrying amount of the seven remaining Standard Jackups was approximately $165 million.

        Market Update.    As of September 5, 2012, estimated backlog associated with new contracts as compared to our most recently published estimates is approximately $1.4 billion primarily associated with contracts for two Ultra-Deepwater Floaters and a Midwater Floater.

        We currently expect estimated out of service days to increase by approximately 50 days in 2012 and 210 days in 2013, as compared to our most recently published estimates of the out of service days as of July 18, 2012. The increase in 2012 out of service days is primarily due to unexpected repairs on a Harsh Environment semisubmersible. With respect to 2013 out of service days, approximately 50% is due to the acceleration of a shipyard from 2014 and approximately 30% is due to shipyard scope changes. Changes in estimated planned out of service time are based on a variety of factors, some of which are not within our control, including (1) modifications or upgrades to a rig as a result of contract or regulatory requirements, (2) performance of our significant suppliers, (3) changes in customers'

operating schedules, and (4) changes to scheduled shipyards, surveys, repairs and regulatory inspections or other scheduled service or work on the rig.

        Appointment of Esa Ikäheimonen as Chief Financial Officer.    On September 9, 2012, we announced that Esa Ikäheimonen will succeed Gregory L. Cauthen as Executive Vice President and Chief Financial Officer on November 15, 2012. Mr. Ikäheimonen, age 48, most recently served as the Chief Financial Officer and Senior Vice President of Seadrill Ltd., an offshore drilling contractor.

        Potential Secured Credit Facility.    We are in discussions with banks and other financial institutions regarding a secured credit facility, allowing borrowings in the future in an aggregate amount of $500 million to $1.0 billion. We anticipate that the collateral for this facility would include two or three of our Ultra-Deepwater drillships, depending upon the size of the secured credit facility. Transocean Ltd. and the entities that own the collateral would guarantee the obligations under the secured credit facility. We may not be able to enter into such a facility on the terms described or at all. But if we do enter into such a facility, the notes offered hereby will be effectively subordinated to our obligations under the facility, to the extent of the value of the collateral securing such debt. If we enter into such a facility, we expect to use the proceeds from the facility for general corporate purposes.

        Repayment of Borrowings under the Aker Revolving Credit and Term Loan Facility.    We currently anticipate prepaying the $150 million of borrowings outstanding under the secured Aker Revolving Credit and Term Loan Facility, and canceling the $500 million secured Aker Revolving Credit and Term Loan Facility Agreement, which is secured by the Harsh Environment Ultra-Deepwater semisubmersibles Transocean Barents and Transocean Spitsbergen, prior to the closing of the potential secured credit facility described above. We do not anticipate using the proceeds of this offering for such prepayment.

The Offering

Issuer	Transocean Inc.
Guarantor	Transocean Ltd.
Notes Offered	$750,000,000 principal amount of 2.500% Senior Notes due 2017, which we refer to as the 2017 notes.
$750,000,000 principal amount of 3.800% Senior Notes due 2022, which we refer to as the 2022 notes.
We refer to the 2017 notes and the 2022 notes, collectively, as the "notes."
Maturity Date	October 15, 2017 for the 2017 notes.
October 15, 2022 for the 2022 notes.
Interest Payment Dates	Semi-annually on April 15 and October 15, commencing on April 15, 2013.
Interest Rate Adjustment
The interest rate payable on the notes of each series will be subject to adjustment from time to time if Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") (or a substitute therefor), downgrades (or downgrades and subsequently upgrades) the credit rating assigned to such series of notes as described under "Description of the Notes and Guarantees—Interest Rate Adjustment."
Guarantees	The due and punctual payment of the principal of, premium, if any, interest on and all other amounts due under each series of the notes will be fully and unconditionally guaranteed by Transocean Ltd.
Ranking
The notes will rank equally with all of Transocean Inc.'s existing and future unsecured, unsubordinated debt and senior to any future subordinated debt of Transocean Inc. The guarantees will be the general unsecured obligations of Transocean Ltd. and will rank equally with all existing and future unsecured and unsubordinated debt of Transocean Ltd. The notes and the guarantees will be effectively subordinated to all existing and future indebtedness of the subsidiaries of Transocean Inc. and Transocean Ltd., respectively.

As of June 30, 2012, Transocean Inc. had no secured indebtedness, and Transocean Inc.'s subsidiaries and consolidated variable interest entities had aggregate indebtedness of $1.9 billion, excluding intercompany indebtedness. As of June 30, 2012, Transocean Ltd. had no outstanding indebtedness other than its guarantee of an aggregate of $9.7 billion of indebtedness of Transocean Inc. and its guarantee of an aggregate of $174 million of indebtedness of a subsidiary of Transocean Services AS. As of June 30, 2012, a subsidiary of Transocean Services AS had aggregate indebtedness of $1.3 billion. We are in discussions with lenders regarding a potential secured credit facility, as described under "—Recent Developments—Potential Secured Credit Facility."
Optional Redemption
Transocean Inc. may redeem all or part of the notes of either series at any time prior to maturity. If the relevant redemption date occurs prior to (x) maturity, in the case of the 2017 notes, or (y) July 15, 2022 (three months prior to maturity), in the case of the 2022 notes, the redemption price payable will be equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest and a "make-whole premium." If the relevant redemption date occurs on or after July 15, 2022 (three months prior to maturity), in the case of the 2022 notes, the redemption price payable will be equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest (with no make-whole premium). See "Description of the Notes and Guarantees—Optional Redemption."
Certain Covenants
The indenture relating to the notes contains limitations on Transocean Inc.'s ability to incur debt secured by specified liens, to engage in sale/leaseback transactions and to engage in specified merger, consolidation, scheme of arrangement or reorganization transactions.
No Listing of the Notes	Transocean Inc. does not intend to apply to list the notes on any securities exchange or include them in any automated quotation system.
Additional Notes
Transocean Inc. may, from time to time, without giving notice to or seeking the consent of the existing holders of the notes, issue additional notes having the same ranking, interest rate, maturity and other terms as notes issued in this offering, except for the issue date and public offering price. Any additional notes having such similar terms together with the previously issued notes will constitute a single series of debt securities under the indenture.

Use of Proceeds	Transocean Inc. intends to use the net proceeds from this offering to fund all or part of the costs associated with the construction of four newbuilds, as described under "—Recent Developments—Potential Newbuild Drillships." We are currently discussing these newbuilds as opportunities with a customer with whom we would expect to enter into drilling contracts for the newbuilds; provided, that, to the extent we do not enter into such drilling contracts with the customer, and do not construct the newbuilds or, to the extent we do not require the full amount of proceeds for such construction, we would instead apply the net proceeds from this offering to the repayment of debt and for general corporate purposes outside of Switzerland. Pending application of the net proceeds from the sale of the notes, Transocean Inc. intends to invest such proceeds in cash or cash equivalents. See "Use of Proceeds."
Form of the Notes
The notes will be evidenced by one or more global notes deposited with the trustee as custodian for The Depository Trust Company ("DTC"). The global notes will be registered in the name of Cede & Co., as DTC's nominee.
Risk Factors
Transocean Inc. and Transocean Ltd. urge you to consider carefully the risks described in "Risk Factors" beginning on page S-8 of this prospectus supplement, and on page 3 of the accompanying prospectus and in Transocean Ltd.'s SEC filings, which are included or incorporated by reference in this prospectus supplement or the accompanying prospectus, before making an investment decision.
Governing Law	State of New York.

RISK FACTORS

        In considering whether to purchase the notes, you should consider carefully the following matters and those described under "Risk Factors" in the accompanying prospectus, in addition to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Related to Our Business

        Investment in the notes involves various risks. In making an investment decision, you should carefully consider the risks and uncertainties described under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2012 and June 30, 2012 that are incorporated herein by reference and any future filings made by Transocean Ltd. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering as well as the risk factors below.

Risks Related to the Notes

The notes are obligations exclusively of Transocean Inc. and Transocean Ltd., as guarantor, and not of Transocean Inc.'s subsidiaries or Transocean Ltd.'s other subsidiaries, and payments to holders of the notes will be effectively subordinated to the claims of such subsidiaries' creditors.

        The notes are obligations exclusively of Transocean Inc. and Transocean Ltd., as guarantor of the notes, and not of Transocean Inc.'s subsidiaries or Transocean Ltd.'s other subsidiaries. Each of Transocean Inc. and Transocean Ltd. is a holding company and, accordingly, substantially all of their respective operations are conducted through their subsidiaries. As a result, Transocean Inc.'s and Transocean Ltd.'s cash flow and Transocean Inc.'s ability to service its debt, including the notes, and Transocean Ltd.'s ability to satisfy its guarantee obligations are dependent upon the earnings of their respective subsidiaries and on the distribution of earnings, loans or other payments by such subsidiaries to Transocean Inc. and Transocean Ltd. The subsidiaries of Transocean Ltd. are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make funds available to them to do so. In addition, contractual provisions or laws, as well as such subsidiaries' financial condition and operating requirements, may limit Transocean Inc.'s or Transocean Ltd.'s ability to obtain from such subsidiaries the cash each needs to pay its respective debt service or guarantee obligations, including payments on or with respect to the notes. Transocean Inc., Transocean Ltd. and their respective subsidiaries will be permitted under the terms of the indenture governing the notes to incur additional indebtedness or otherwise enter into agreements that may restrict or prohibit subsidiaries of Transocean Inc. or Transocean Ltd. from the making of distributions, the payment of dividends or the making of loans to Transocean Inc. or Transocean Ltd. Transocean Inc. and Transocean Ltd. cannot assure you that the agreements governing the current and future indebtedness of their respective subsidiaries or other agreements of Transocean Inc., Transocean Ltd. or their respective subsidiaries will permit such subsidiaries to provide Transocean Inc. or Transocean Ltd. with sufficient dividends, distributions or loans to fund payments on the notes when due or, in the case of Transocean Ltd., to satisfy any guarantee obligations. We have agreed to provide the U.S. Department of Justice reasonable prior notice before making substantial cash payments out of certain of our U.S. subsidiaries, other than in the ordinary course of business. In addition, holders of the notes will have a junior position to the claims of creditors and securityholders of our subsidiaries on their assets and earnings, including claims and potential claims against our subsidiaries relating to the Macondo well incident. In addition, the indenture allows Transocean Inc. and Transocean Ltd. to create new subsidiaries and invest in their subsidiaries, all of whose assets you will not have any claim against. As of June 30, 2012, Transocean Inc.'s subsidiaries and consolidated variable interest entities had outstanding approximately $1.9 billion of indebtedness, excluding intercompany indebtedness. Transocean Inc. is currently considering a secured credit facility that would be guaranteed by Transocean Ltd. and the Transocean Inc. subsidiaries that would provide the collateral for such facility.

See "Summary—Recent Developments—Potential Secured Credit Facility." As of June 30, 2012, a subsidiary of Transocean Services AS had aggregate indebtedness of $1.3 billion.

Payments on the notes, including under the guarantees, will be effectively subordinated to claims of secured creditors.

        The notes represent unsecured obligations of Transocean Inc. Accordingly, any secured creditor of Transocean Inc. will have claims that are superior to your claims as holders of the notes to the extent of the value of the assets securing that other indebtedness. Similarly, the guarantees of the notes will not be secured by any assets of Transocean Ltd. and will effectively rank junior to any secured debt of Transocean Ltd., as the guarantor, to the extent of the value of the assets securing the debt. In the event of any distribution or payment of assets of Transocean Inc. or Transocean Ltd. in any foreclosure, dissolution, winding-up, liquidation, reorganization, bankruptcy or similar proceeding, secured creditors of Transocean Inc. and Transocean Ltd., respectively, will have a superior claim to their respective collateral. If any of the foregoing events occur, we cannot assure you that there will be sufficient assets to pay amounts due on the notes or with respect to any guarantee. Holders of the notes will participate ratably with all holders of unsecured senior indebtedness of Transocean Inc. and Transocean Ltd., and with all of Transocean Inc.'s and Transocean Ltd.'s other general senior creditors, based upon the respective amounts owed to each holder or creditor, in the remaining assets of Transocean Inc. and Transocean Ltd. As a result, holders of notes may receive less, ratably, than secured creditors of Transocean Inc. and Transocean Ltd. The terms of the indenture limit Transocean Inc.'s ability to create, assume or allow to exist any debt secured by a lien upon the drilling rigs or drillships of Transocean Inc. However, these limitations are subject to numerous exceptions. See "Description of the Notes and Guarantees—Certain Covenants." In addition, the terms of the indenture do not limit Transocean Ltd.'s ability to create, assume or allow to exist any liens on assets of Transocean Ltd. to secure any debt. As of June 30, 2012, Transocean Ltd. and Transocean Inc. had no outstanding secured debt, and Transocean Inc.'s subsidiaries and consolidated variable interest entities had aggregate secured debt obligations of $1.3 billion. Transocean Inc. is currently considering a secured credit facility that would be guaranteed by Transocean Ltd. and the Transocean Inc. subsidiaries that would provide the collateral for such facility. See "Summary—Recent Developments—Potential Secured Credit Facility." As of June 30, 2012, a subsidiary of Transocean Services AS had outstanding secured debt obligations of an aggregate of $989 million.

No market currently exists for the notes, and an active trading market for the notes may not develop.

        Each series of the notes comprises a new issue of securities for which there is currently no public market. If the notes are traded after their initial issuance, they may trade at a discount from their initial public offering price, depending on prevailing interest rates, the market for similar securities, the interest of securities dealers in making a market and the number of available buyers, our performance and financial condition and other factors. To the extent that an active trading market for the notes does not develop, the liquidity and trading prices for the notes may be harmed. Thus, you may not be able to liquidate your investment rapidly, or at all.

We could enter into various transactions that could increase the amount of our outstanding debt, adversely affect our capital structure or credit ratings or otherwise adversely affect holders of the notes.

        The terms of the notes do not prevent us from incurring indebtedness, paying dividends and other distributions, repurchasing securities or entering into a variety of acquisition, change-of-control, refinancing, recapitalization or other highly leveraged transactions. As a result, we could enter into a variety of transactions that could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit ratings or otherwise adversely affect the holders of the notes. Also, we cannot assure you that our credit ratings will not be downgraded in the future. A negative change in our credit ratings could have an adverse effect on the trading price of the notes. See "Risk Factors—Our overall debt level and/or market conditions could lead the credit rating agencies to lower our corporate credit ratings below current levels and possibly below investment grade" in the accompanying prospectus.

To service our indebtedness, we will use a significant amount of cash. Our ability to generate cash to service our indebtedness depends on many factors beyond our control.

        Our ability to make payments on our indebtedness, including the notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This ability, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control, and the costs and liabilities associated with the Macondo well incident. We cannot assure you that cash flow generated from our business will be sufficient to enable us to pay our indebtedness, including the notes, and to fund our other liquidity needs or that other sources of cash, including future borrowings by us under our existing revolving credit facility, will be available to us on attractive terms or at all to provide any required liquidity.

 USE OF PROCEEDS

        The net proceeds to Transocean Inc. from this offering, after deducting underwriting discounts and estimated offering expenses, are estimated to be approximately $1.48 billion. Transocean Inc. intends to use the net proceeds from this offering to fund all or part of the costs associated with the construction of four newbuilds, as described under "Summary—Recent Developments—Potential Newbuild Drillships." We are currently discussing these newbuilds as opportunities with a customer with whom we would expect to enter into drilling contracts for the newbuilds; provided, that, to the extent we do not enter into such drilling contracts with the customer, and do not construct the newbuilds or, to the extent we do not require the full amount of proceeds for such construction, we would instead apply the net proceeds from this offering to the repayment of debt and for general corporate purposes outside of Switzerland. We may also enter into arrangements with the customer whereby the customer would provide a portion of the financing for such newbuilds. We have not entered into any binding agreement with the customer with respect to the newbuilds and there can be no assurance that we will enter into any transaction on the terms described above or at all.

        Pending application of the net proceeds from the sale of the notes, Transocean Inc. intends to invest such proceeds in cash and cash equivalents.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table presents our historical ratio of earnings to fixed charges for the six-month period ended June 30, 2012 and for each of the years in the five-year period ended December 31, 2011. As previously disclosed in Note 4 to the unaudited condensed consolidated financial statements included in Transocean Ltd.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, we identified an error in our previously issued financial statements for the year ended December 31, 2011 and the three months ended March 31, 2012 related to the recognition of assets for insurance recoveries related to legal and other costs, which we have concluded should not have been recorded because they were not probable of recovery. In addition to the adjustments in 2011 and 2012 related to the assets for insurance recoveries, we recorded other adjustments related to the years ended December 31, 2011 and 2010 and the three months ended March 31, 2012 to correct for errors for repair and maintenance costs, income taxes, discontinued operations, and the allocation of net income attributable to noncontrolling interest. Upon assessing the materiality of these errors in accordance with the SEC's Staff Accounting Bulletins Nos. 99 and 108, we determined that these errors, collectively, were immaterial to the prior year financial statements. Since the correction of prior financial statements for immaterial errors does not require our previously filed reports to be amended, the audited consolidated financial statements included in Transocean Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2011, which is also incorporated by reference in this prospectus supplement and accompanying prospectus, have not been corrected for these errors.

		Years ended December 31,
	Six months ended June 30, 2012
		2011	2010	2009	2008	2007
Historical ratio of earnings to fixed charges	*	*	2.76x	6.34x	6.59x	12.84x

*
Our ratio of earnings to fixed charges was less than 1.0x for the six months ended June 30, 2012 and for the year ended December 31, 2011 since total fixed charges exceeded adjusted earnings in each of the periods by $316 million and $5.5 billion, respectively.

        We have computed the ratios of earnings to fixed charges shown above by dividing earnings by fixed charges. For this purpose, "earnings" is the amount resulting from adding (a) income from continuing operations before income tax expense, (b) fixed charges, (c) amortization of capitalized interest, and (d) distributed earnings of unconsolidated affiliates; and then subtracting (1) capitalized interest, (2) equity in earnings or losses of unconsolidated affiliates, and (3) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. "Fixed charges" is the amount resulting from adding (a) interest expense, (b) amortization of debt discount or premium, (c) capitalized interest and (d) an estimate of the interest component of rent expense. Interest expense excludes interest on unrecognized tax benefits related to uncertain tax positions, as such amounts are recognized in income tax expense and are immaterial.

        Our ratios of earnings to fixed charges and preferred stock dividends for the six-month period ended June 30, 2012 and for each of the years in the five-year period ended December 31, 2011 are the same as the ratios of earnings to fixed charges because we had no preferred stock outstanding for any of the periods presented.

 CAPITALIZATION

        The following table sets forth our capitalization as of June 30, 2012, on an actual basis and on an as adjusted basis to give effect to the completion of this offering and the application of the net proceeds of this offering as described under "Use of Proceeds." The carrying amounts of our debt and the debt of our consolidated variable interest entities are presented net of unamortized discounts, premiums and fair value adjustments.

        You should read this table in conjunction with the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Transocean Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2011 and in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and its consolidated financial statements and related notes incorporated by reference in this prospectus supplement, as well as the section entitled "Summary—Recent Developments—Potential Secured Credit Facility" in this prospectus supplement.

	June 30, 2012
	Actual	As Adjusted
	(In millions)
Debt
5.00% Notes due February 2013	$252	$252
5.25% Senior Notes due March 2013	505	505
TPDI Credit Facilities due March 2015	438	438
4.95% Senior Notes due November 2015	1,121	1,121
Aker Revolving Credit and Term Loan Facility due December 2015[a]	174	174
Callable Bonds due February 2016	265	265
5.05% Senior Notes due December 2016	999	999
ADDCL Credit Facilities due December 2017	205	205
Eksportfinans Loans due January 2018	815	815
6.00% Senior Notes due March 2018	998	998
7.375% Senior Notes due April 2018	247	247
6.50% Senior Notes due November 2020	899	899
6.375% Senior Notes due December 2021	1,199	1,199
7.45% Notes due April 2027	97	97
8.00% Debentures due April 2027	57	57
7.00% Notes due June 2028	311	311
Capital lease contract due August 2029	667	667
7.50% Notes due April 2031	598	598
1.50% Series C Convertible Senior Notes due December 2037[b]	1,693	1,693
6.80% Senior Notes due March 2038	999	999
7.35% Senior Notes due December 2041	300	300
2.500% Senior Notes due October 2017 offered hereby	—	748
3.800% Senior Notes due October 2022 offered hereby	—	745

Total Debt	$12,839	$14,332

Less debt due within one year[c]	2,800	2,800
Total long-term debt	10,039	11,532

Total Equity	15,609	15,609

Total capitalization	$28,448	$29,941

a
As of September 5, 2012, $150 million of borrowings were outstanding under the Aker Revolving Credit and Term Loan Facility.

b
Holders of the 1.50% Series C Convertible Senior Notes due December 2037 will have the right to require Transocean Inc. to repurchase their notes on December 14, 2012. In light of current market conditions, we currently anticipate substantially all of such notes will be submitted for repurchase as of such date.

c
Includes debt of consolidated variable interest entities due within one year.

DESCRIPTION OF THE NOTES AND GUARANTEES

        The notes will be issued under an indenture dated December 11, 2007, among Transocean Ltd., Transocean Inc. and Wells Fargo Bank, National Association, as trustee, as supplemented, which will be further supplemented by a supplemental indenture dated as of the closing date of this offering. We have summarized selected portions of the indenture, the supplemental indenture and the notes below. This summary is not complete and is subject to, and qualified by reference to, all of the provisions of the indenture, the supplemental indenture and the notes. We urge you to read the indenture, the supplemental indenture and the notes because these documents define your rights as holders of the notes. In this summary, "we," "our" and "us" means Transocean Inc. only, unless we indicate otherwise or the context indicates otherwise.

General

        Each series of notes will constitute a single series of senior debt securities under the indenture. The principal amount of the 2017 notes and 2022 notes will be initially limited to $750,000,000 and $750,000,000, respectively. We may, from time to time, without giving notice to or seeking the consent of the existing holders of the notes, issue additional notes having the same ranking, interest rate, maturity and other terms as notes issued in this offering, except for the issue date and public offering price. Any additional notes having such similar terms together with the previously issued notes will constitute a single series of debt securities under the indenture. We may also from time to time repurchase the notes in open market purchases, by tender offer or in negotiated transactions without prior notice to holders.

        The 2017 notes will mature on October 15, 2017 and will bear interest at the rate of 2.500% per annum. The 2022 notes will mature on October 15, 2022 and will bear interest at the rate of 3.800% per annum. Interest on each series of notes will accrue from September 13, 2012. Interest on each series of notes will be paid semi-annually on April 15 and October 15, commencing April 15, 2013, to the holders of record at the close of business on the April 1 and October 1 immediately preceding the applicable interest payment date. Interest on each series of notes will be computed on the basis of a 360-day year of twelve 30-day months.

        If any interest payment date, redemption date or the maturity date of the notes is not a business day at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next business day at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be.

        Principal is payable, and notes may be presented for registration of transfer and exchange, without service charge, at our office or agency in The City of New York, New York or Dallas, Texas, which is initially the office or agency of the trustee in The City of New York, New York or Dallas, Texas. See "—Global Notes: Book-Entry Form."

        The indenture will not contain any financial covenants or any restrictions on the payment of dividends, the making of investments, the incurrence of indebtedness, the granting of liens or mortgages, or the issuance, redemption or repurchase of securities by us, other than as described below under "—Certain Covenants." The indenture will not contain any covenants or other provisions to protect holders of the notes in the event of a highly leveraged transaction or a fundamental change. Transocean Ltd. has irrevocably and unconditionally guaranteed our obligations under the senior indenture and the debt securities issued thereunder, including the notes. The notes will not be obligations of, or guaranteed by, any of our existing or future subsidiaries or any other existing or future subsidiaries of Transocean Ltd.

        The notes will not be subject to a sinking fund provision.

Interest Rate Adjustment

        The interest rate payable on the notes of each series will be subject to adjustments from time to time if either Moody's or S&P or, if either Moody's or S&P ceases to rate the notes of that series or fails to make a rating of the notes of that series publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us as a replacement agency for Moody's or S&P (a "substitute rating agency"), downgrades (or subsequently upgrades) the credit rating assigned to the notes of that series, in the manner described below.

        If the rating from Moody's (or any substitute rating agency therefor) of the notes of a series is decreased to a rating set forth in the immediately following table, the interest rate on the notes of that series will increase such that it will equal the interest rate payable on the notes of that series on the date of their initial issuance plus the percentage set forth opposite the ratings from the table below:

Moody's Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

*
Including the equivalent ratings of any substitute rating agency.

        If the rating from S&P (or any substitute rating agency therefor) of the notes of a series is decreased to a rating set forth in the immediately following table, the interest rate on the notes of that series will increase such that it will equal the interest rate payable on the notes of that series on the date of their initial issuance plus the percentage set forth opposite the ratings from the table below:

S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*
Including the equivalent ratings of any substitute rating agency.

        If at any time the interest rate on the notes of a series has been adjusted upward and either Moody's or S&P (or, in either case, a substitute rating agency therefor), as the case may be, subsequently increases its rating of the notes of that series to any of the threshold ratings set forth above, the interest rate on the notes of that series will be decreased such that the interest rate for the notes of that series equals the interest rate payable on the notes of that series on the date of their initial issuance plus the percentages set forth opposite the ratings from the tables above in effect immediately following the increase in rating. If Moody's (or any substitute rating agency therefor) subsequently increases its rating of the notes of a series to Baa3 (or its equivalent, in the case of a substitute rating agency) or higher, and S&P (or any substitute rating agency therefor) increases its rating to BBB- (or its equivalent, in the case of a substitute rating agency) or higher, the interest rate on the notes of that series will be decreased to the interest rate payable on the notes of that series on the date of their initial issuance. In addition, the interest rates on the notes of each series will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either or both rating agencies) if the notes of that series become rated Baa1 and BBB+ (or the equivalent of either such rating, in the case of a substitute rating agency) or higher by Moody's and S&P (or, in either case, a substitute rating agency therefor), respectively (or one of these ratings if the notes are only rated by one rating agency).

        Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody's or S&P (or, in either case, a substitute rating agency therefor), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the notes of a series be reduced to below the interest rate payable on the notes of that series on the date of their initial issuance or (2) the total increase in the interest rate on the notes of a series exceed 2.00% above the interest rate payable on the notes of that series on the date of their initial issuance.

        No adjustments in the interest rate of the notes of a series shall be made solely as a result of a rating agency ceasing to provide a rating of such series of notes. If at any time Moody's or S&P ceases to provide a rating of the notes of a series for a reason beyond our control, we will use our commercially reasonable efforts to obtain a rating of such series of notes from a substitute rating agency, to the extent one exists, and if a substitute rating agency exists, for purposes of determining any increase or decrease in the interest rate on the notes of a series pursuant to the tables above (a) such substitute rating agency will be substituted for the last rating agency to provide a rating of such series of notes but which has since ceased to provide such rating, (b) the relative rating scale used by such substitute rating agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings included in the applicable table above with respect to such substitute rating agency, such ratings will be deemed to be the equivalent ratings used by Moody's or S&P, as applicable, in such table and (c) the interest rate on the notes of such series will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the notes of such series on the date of their initial issuance plus the appropriate percentage, if any, set forth opposite the rating from such substitute rating agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage resulting from a decreased rating by the other rating agency). For so long as only one rating agency provides a rating of the notes of a series, any subsequent increase or decrease in the interest rate of such series of notes necessitated by a reduction or increase in the rating by the agency providing the rating shall be twice the percentage set forth in the applicable table above. For so long as none of Moody's, S&P or a substitute rating agency provides a rating of the notes of a series, the interest rate on the notes of such series will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the notes of such series on the date of their initial issuance. If Moody's or S&P either ceases to rate the notes for reasons within our control or ceases to make a rating of the notes publicly available for reasons within our control, we will not be entitled to obtain a rating from a substitute rating agency and the increase or decrease in the interest rate of the notes shall be determined in the manner described above as if either only one or no rating agency provides a rating of the notes, as the case may be.

        Any interest rate increase or decrease described above will take effect from the first day of the interest period commencing after the date on which a rating change occurs that requires an adjustment in the interest rate. If Moody's or S&P (or, in either case, a substitute rating agency therefor) changes its rating of the notes of a series more than once during any particular interest period, the last change by such agency will control for purposes of any interest rate increase or decrease with respect to the notes of such series described above relating to such rating agency's action.

        If the interest rate payable on the notes is increased as described above the term "interest," as used with respect to the notes, will be deemed to include any such additional interest unless the context otherwise requires.

Ranking; Guarantees; Additional Debt

        The notes will be our general unsecured obligations and will rank:

  •
  senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the notes,

  •
  equally in right of payment with all of our existing and future unsecured indebtedness that is not so subordinated, and

  •
  effectively junior to any of our secured indebtedness, to the extent of the assets securing such indebtedness, and will be structurally subordinated to all secured and unsecured liabilities of our subsidiaries.

        The due and punctual payment of the principal of, premium, if any, interest on and all other amounts due under the notes will be fully and unconditionally guaranteed by Transocean Ltd. The guarantees will be the general unsecured obligations of Transocean Ltd. and will rank equally with all existing and future unsecured and unsubordinated debt of Transocean Ltd.

        The indenture does not limit the amount of debt that we, Transocean Ltd. or any of our or its subsidiaries may incur or issue, nor does it restrict transactions between us, Transocean Ltd. and our or its affiliates or dividends and other distributions by us, Transocean Ltd. or our or its subsidiaries. We may issue debt securities under the indenture from time to time in the same or separate series, each up to the aggregate amount we authorize from time to time for that series. As of June 30, 2012, we had no secured indebtedness, and our subsidiaries and consolidated variable interest entities had aggregate indebtedness of $1.9 billion, excluding intercompany indebtedness. As of June 30, 2012, Transocean Ltd. had no outstanding indebtedness other than its guarantee of an aggregate of $9.7 billion of indebtedness of Transocean Inc. and its guarantee of $174 million of indebtedness of a subsidiary of Transocean Services AS. As of June 30, 2012, a subsidiary of Transocean Services AS had an aggregate principal amount of indebtedness of $1.3 billion.

Optional Redemption

        Each series of notes will be redeemable at our option, at any time or from time to time, in whole or in part, on any date prior to maturity in principal amounts of $1,000 or any integral multiple of $1,000. If the relevant redemption date occurs prior to (x) maturity, in the case of the 2017 notes, or (y) July 15, 2022 (three months prior to maturity), in the case of the 2022 notes, the redemption price payable will be equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to the redemption date and a "make-whole premium." If the relevant redemption date occurs on or after July 15, 2022 (three months prior to maturity), in the case of the 2022 notes, the redemption price payable will be equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to the redemption date (with no make-whole premium). Accrued and unpaid interest payable as part of any redemption price will exclude any interest that is payable in respect of a record date that occurs on or prior to the redemption date (and any such interest will instead be payable to holders of record on the applicable record date). The redemption price will never be less than 100% of the principal amount of the notes plus accrued interest to the redemption date.

        For each series of notes, the amount of the make-whole premium with respect to any note (or portion of a note) to be redeemed (if applicable) will be equal to the excess, if any, of:

  (i)
  the sum of the present values, calculated as of the redemption date, of:

          (A)  the remaining scheduled payments of interest on the notes to be redeemed that would be due after the related redemption date but for such redemption (except that, if such redemption date is not an interest payment date, the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued thereon to the redemption date), and

          (B)  the principal amount that, but for the redemption, would have been payable at the final maturity of the note (or its portion) being redeemed;

        over

  (ii)
  the principal amount of the note (or its portion) being redeemed.

        The present values of interest and principal payments referred to in clause (i) above will be determined in accordance with generally accepted principles of financial analysis. Those present values will be calculated by discounting the amount of each payment of interest or principal from the date that each payment would have been payable, but for the redemption, to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate (as defined below) plus (A) 30 basis points in the case of the 2017 notes and (B) 35 basis points in the case of the 2022 notes.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed by us as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes of the relevant series. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

        "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or (2) if such release (or any successor release) is not published or does not contain such prices on such business day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained.

        "Reference Treasury Dealer" means Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and a Primary Treasury Dealer (defined below) selected by Wells Fargo Securities, LLC and their successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by us, except that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we are required to designate as a substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third business day preceding such redemption date.

        On and after any redemption date, interest will cease to accrue on the notes called for redemption. Prior to any redemption date, we are required to deposit with a paying agent money sufficient to pay the redemption price of the notes to be redeemed on such date. If we are redeeming less than all the notes of a series, the trustee under the indenture must select the notes to be redeemed by such method as the trustee deems fair and appropriate.

        We will send a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. The trustee may select for redemption notes and portions of notes in amounts of integral multiples of $1,000. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

Certain Covenants

        In the following discussion, "we" or "our" means Transocean Inc. and its subsidiaries, unless the context indicates otherwise. When we refer to our "drilling rigs and drillships," we mean any drilling rig or drillship (or the stock or indebtedness of any subsidiary owning a drilling rig or drillship) that we lease or own, either entirely or in part, and that our board of directors deems to be of material importance to us. No drilling rig or drillship that has a gross book value of less than 2% of our consolidated net tangible assets will be deemed to be of material importance. When we refer to "consolidated net tangible assets," we mean the total amount of our assets (less reserves and other properly deductible items) after deducting current liabilities (other than those that are extendable at our option to a date more than 12 months after the date the amount is determined), goodwill and other intangible assets shown in our most recent consolidated balance sheet prepared in accordance with GAAP.

Limitation on Liens

        In the supplemental indenture, we have agreed that we will not create, assume or allow to exist any debt secured by a lien upon any of our drilling rigs or drillships, unless we secure the notes equally and ratably with the secured debt. This covenant has exceptions that permit:

  •
  liens already existing on the date the notes are issued,

  •
  liens already existing on a particular drilling rig or drillship at the time we acquire that drilling rig or drillship, and liens already existing on drilling rigs or drillships of a corporation or other entity at the time it becomes our subsidiary,

  •
  liens securing debt incurred to finance the acquisition, completion of construction and commencement of commercial operation, alteration, repair or improvement of any drilling rig or drillship, if the debt was incurred prior to, at the time of or within 12 months after that event, and liens securing debt in excess of the purchase price or cost if recourse on the debt is only against the drilling rig or drillship in question,

  •
  liens securing intercompany debt,

  •
  liens in favor of a governmental entity to secure either (1) payments under any contract or statute, or (2) industrial development, pollution control or similar indebtedness,

  •
  liens imposed by law such as mechanics' or workmen's liens,

  •
  governmental liens under contracts for the sale of products or services,

  •
  liens under workers compensation laws or similar legislation,

  •
  liens in connection with legal proceedings or securing taxes or assessments,

  •
  good faith deposits in connection with bids, tenders, contracts or leases,

  •
  deposits made in connection with maintaining self-insurance, to obtain the benefits of laws, regulations or arrangements relating to unemployment insurance, old age pensions, social security or similar matters or to secure surety, appeal or customs bonds, and

  •
  any extensions, renewals or replacements of the above-described liens if both of the following conditions are met:

  (1)
  the amount of debt secured by the new lien does not exceed the amount of debt secured by the existing lien, plus any additional debt used to complete a specific project, and

  (2)
  the new lien is limited to all or a part of the drilling rigs or drillships (plus any improvements) secured by the original lien.

In addition, without securing the notes as described above, we may create, assume or allow to exist secured debt that would otherwise be prohibited, in an aggregate amount that does not exceed a "basket" equal to 10% of our consolidated net tangible assets. When determining whether secured debt is permitted by this exception, we must include in the calculation of the "basket" amount all of our other secured debt that would otherwise be prohibited and the present value of lease payments in connection with sale and lease-back transactions that would be prohibited by the "Limitation on Sale and Lease-Back Transactions" covenant described below if this exception did not apply.

Limitation on Sale and Lease-Back Transactions

        We have agreed that we will not enter into a sale and lease-back transaction covering any drilling rig or drillship, unless one of the following applies:

  •
  we could incur debt secured by the leased property in an amount at least equal to the present value of the lease payments in connection with that sale and lease-back transaction without violating the "Limitation on Liens" covenant described above, or

  •
  within six months of the effective date of the sale and lease-back transaction, we apply an amount equal to the present value of the lease payments in connection with the sale and lease-back transaction to (1) the acquisition of any drilling rig or drillship, or (2) the retirement of long-term debt ranking at least equally with the notes.

When we use the term "sale and lease-back transaction," we mean any arrangement by which we sell or transfer to any person any drilling rig or drillship that we then lease back from them. This term excludes leases shorter than three years, intercompany leases, leases executed within 12 months of the acquisition, construction, improvement or commencement of commercial operation of the drilling rig or drillship, and arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954 (which permitted the lessor to recognize depreciation on the property).

Events of Default

        The occurrence of any of the events described in the accompanying prospectus under "Description of Transocean Inc. Debt Securities and Transocean Ltd. Guarantee—Events of Default" shall constitute a default for the notes.

Tax Additional Amounts

        Transocean Inc. will pay any amounts due with respect to the notes and Transocean Ltd. will pay any amounts due with respect to the guarantees without deduction or withholding for any and all present and future withholding taxes, levies, imposts and charges (a "withholding tax") imposed by or for the account of the Cayman Islands, Switzerland or any other jurisdiction in which either Transocean Inc. or Transocean Ltd. is a resident for tax purposes or any political subdivision or taxing authority of such jurisdiction (the "Taxing Jurisdiction"), unless such withholding or deduction is required by law. If such deduction or withholding is at any time required, Transocean Inc. or Transocean Ltd., as applicable, will, to the fullest extent allowed by law (subject to compliance by you with any relevant administrative requirements), pay you additional amounts as will result in your receipt of such amounts as you would have received had no such withholding or deduction been required.

        If the Taxing Jurisdiction requires Transocean Inc. or Transocean Ltd. to deduct or withhold any of these taxes, levies, imposts or charges, Transocean Inc. or Transocean Ltd., as applicable, will, to the fullest extent allowed by law (subject to compliance by the holder of a note with any relevant administrative requirements), pay these additional amounts in respect of principal amount, redemption price and interest (if any), in accordance with the terms of the notes and the indenture, as may be necessary so that the net amounts paid to the holder or the trustee after such deduction or withholding will equal the principal amount, redemption price and interest (if any), on the notes. However, neither Transocean Inc. nor Transocean Ltd. will pay any additional amounts in the following instances:

  •
  if any withholding would not be payable or due but for the fact that (1) the holder of a note (or a fiduciary, settlor, beneficiary of, member or shareholder of, the holder, if the holder is an estate, trust, partnership or corporation), is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction or otherwise having some present or former connection with the Taxing Jurisdiction other than the holding or ownership of the note or the collection of principal amount, redemption price, repurchase price and interest (if any), in accordance with the terms of the notes and the indenture, or the enforcement of the note or (2) where presentation is required, the note was presented more than 30 days after the date such payment became due or was provided for, whichever is later,

  •
  if any withholding tax is attributable to any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, levy, impost or charge,

  •
  if any withholding tax is attributable to any tax, levy, impost or charge which is payable otherwise than by withholding from payment of principal amount, redemption price, repurchase price and interest (if any),

  •
  if any withholding tax would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the relevant tax authority of the holder or beneficial owner of the note, if this compliance is required by statute or by regulation as a precondition to relief or exemption from such withholding tax,

  •
  to the extent a holder of a note is entitled to a refund or credit in such Taxing Jurisdiction of amounts required to be withheld by such Taxing Jurisdiction,

  •
  if any withholding tax or deduction is required to be made pursuant to an agreement between Switzerland and another country or countries on final withholding taxes levied by Swiss paying agents in respect of persons resident in the other country on income of such person on any notes booked or deposited with a Swiss paying agent (Abgeltungssteuer), and such holder of a note chooses not to provide the certification, documentation or other information that would eliminate such withholding or deduction, or

  •
  any combination of the instances described in the preceding bullet points.

        With respect to the fifth bullet point listed above, in the absence of evidence satisfactory to us we may conclusively presume that a holder of a note is entitled to a refund or credit of all amounts required to be withheld. We also will not pay any additional amounts to any holder who is a fiduciary or partnership or other than the sole beneficial owner of the note to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof, would not have been entitled to the payment of such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the note.

Global Notes: Book-Entry Form

        The notes of each series will be represented by one or more global securities. A global security is a special type of indirectly held security. Each global security will be deposited with, or on behalf of, DTC and be registered in the name of a nominee of DTC. Except under the circumstances described below, the notes will not be issued in definitive form in the name of individual holders.

        Investors may hold interests in the notes outside the United States through Euroclear or Clearstream if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

        Upon the issuance of a global security, DTC will credit on its book-entry registration and transfer system the accounts of persons designated by the underwriters with the respective principal amounts of the notes represented by the global security. Ownership of beneficial interests in a global security will be limited to DTC participants (i.e., persons that have accounts with DTC or its nominee) or persons that may hold interests through DTC participants including Euroclear and Clearstream. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (except with respect to persons that are themselves DTC participants).

        So long as DTC or its nominee is the registered owner of a global security, DTC or the nominee will be considered the sole owner or holder of the notes represented by that global security under the indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have notes represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owners or holders of the notes under the indenture. Principal and interest payments on notes registered in the name of DTC or its nominee will be made to DTC or the nominee, as the registered owner. Neither Transocean Inc., Transocean Ltd., the trustee, any paying agent or the registrar for the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Those limits and laws may impair the ability to transfer beneficial interests in a global security.

        We expect that DTC or its nominee, upon receipt of any payment of principal or interest, will credit immediately the participants' accounts with payments in amounts proportionate to their beneficial interests in the principal amount of the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through those participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        If DTC is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days, we will issue notes in definitive form in exchange for the entire global security for the notes. If an event of default has occurred with respect to the notes and is continuing and the registrar has received a request from the depositary to issue notes in definitive form in exchange for all or a portion of a global security, we will do so within 30 days of such request. In addition, we may at any time choose not to have notes represented by a global security and will then issue notes in definitive form in exchange for the entire global security relating to the notes. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of notes represented by the global security equal in principal amount to that beneficial interest and to have the notes registered in its name. Notes so issued in definitive form will be issued as registered notes in denominations of $1,000 and integral multiples thereof, unless otherwise specified by us.

Notices

        Notices to holders of notes will be sent to the holder's address as it appears in the notes register.

Information Regarding the Trustee

        Wells Fargo Bank, National Association, as trustee under the indenture, has been appointed by us as paying agent, registrar and custodian with regard to the notes. The trustee and its affiliates provide and may from time to time in the future provide banking and other services to us in the ordinary course of their business.

Governing Law

        The indenture and the notes will be governed by, and construed in accordance with, the law of the State of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Scope of Discussion

        The following discussion summarizes the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of the notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect on the date of this document and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders of the notes who purchase the notes in the initial offering at their "issue price" and hold the notes as "capital assets" within the meaning of Section 1221 of the Code. For this purpose only, the "issue price" of the notes is the first price at which a substantial amount of the notes are sold for cash to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. For purposes of this discussion, "holder" means either a U.S. holder (as defined below) or a non-U.S. holder (as defined below) or both, as the context may require.

        This discussion does not address all of the U.S. federal income tax consequences that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special treatment under U.S. federal income tax laws, such as:

  •
  a financial institution (including a bank),

  •
  a tax-exempt organization,

  •
  an S corporation, an entity or arrangement treated as a partnership or any other pass-through entity for U.S. federal income tax purposes,

  •
  an insurance company,

  •
  a mutual fund,

  •
  a dealer in stocks and securities, or foreign currencies,

  •
  a trader in securities who elects the mark-to-market method of accounting for its securities,

  •
  a holder who is subject to the alternative minimum tax provisions of the Code,

  •
  any person who actually or constructively owns 10% or more of the total combined voting power of all classes of Transocean Ltd. stock entitled to vote,

  •
  certain expatriates or former long-term residents of the United States,

  •
  a U.S. holder that has a functional currency other than the U.S. dollar,

  •
  a personal holding company,

  •
  a regulated investment company,

  •
  a real estate investment trust,

  •
  a controlled foreign corporation that is related to Transocean Ltd., within the meaning of the Code, or

  •
  a holder who holds the notes as part of a hedge, conversion or constructive sale transaction, straddle, wash sale, or other risk reduction transaction.

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of notes, the tax treatment of a partner will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partners of partnerships that are beneficial owners of notes should consult their tax advisors.

        This discussion does not address any aspect of non-income taxation or state, local or foreign taxation. No ruling has been or will be obtained from the IRS regarding the U.S. federal tax consequences relating to the purchase, ownership or disposition of the notes. As a result, no assurance can be given that the IRS will not assert, or that a court will not sustain, a position contrary to the conclusions set forth below.

        THIS SUMMARY IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP OR DISPOSITION OF THE NOTES. WE URGE YOU TO CONSULT A TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP OR DISPOSITION OF THE NOTES IN LIGHT OF YOUR OWN SITUATION.

U.S. Holders

        The following is a discussion of the material U.S. federal income tax consequences that will apply to U.S. holders of the notes. The discussion is subject to the assumptions and limitations set forth above in "Material U.S. Federal Income Tax Considerations—Scope of Discussion." As used in this discussion, a "U.S. holder" is a beneficial owner of a note who, for U.S. federal income tax purposes, is:

  •
  an individual U.S. citizen or resident alien,

  •
  a corporation or other entity created or organized under U.S. law (federal or state, including the District of Columbia) and treated as a corporation for U.S. federal income tax purposes,

  •
  an estate whose worldwide income is subject to U.S. federal income tax, or

  •
  a trust if (1) a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Payments of Interest on the Notes

        A U.S. holder generally will be required to include interest received on a note as ordinary income at the time it accrues or is received in accordance with the holder's regular method of accounting for U.S. federal income tax purposes.

Interest Rate Adjustments

        In certain circumstances (see "Description of the Notes and Guarantees—Interest Rate Adjustment"), we may be obligated to pay additional interest on the notes as a result of adjustments to the credit ratings assigned to the notes. Special rules, including rules for variable rate debt instruments ("VRDIs") and for contingent payment debt instruments ("CPDIs"), apply to debt instruments that provide for payments that vary or are contingent upon a specified event, including an interest rate that varies based on the credit quality of the issuer. It is unclear how these rules apply to the notes. We believe and intend to take the position that the notes should be treated as VRDIs rather than CPDIs, and the discussion below assumes that the notes will be treated as VRDIs. It is possible, however, that the IRS could assert that the notes should be treated as CPDIs, which could materially and adversely affect the amount, timing and character of income, gain or loss with respect to a U.S. holder's investment in the notes. Under the CPDI rules, a U.S. holder might be required to accrue income at a higher rate than the coupon on the notes, subject to certain adjustments based on the difference between amounts actually received in a taxable year and projected payments, and to treat any gain on a disposition of the notes as ordinary income rather than capital gain. The CPDI rules are complex. Accordingly, prospective purchasers of the notes are urged to consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of the notes.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

        Generally, the sale, exchange, redemption or other taxable disposition of a note will result in taxable gain or loss to a U.S. holder equal to the difference between (1) the amount of cash plus the fair market value of any other property received by the holder in the sale, exchange, redemption or other taxable disposition (excluding amounts attributable to accrued but unpaid interest, which will be taxed as described under "—Payments of Interest on the Notes," above) and (2) the holder's adjusted tax basis in the note. A U.S. holder's adjusted tax basis in a note will generally equal the holder's original purchase price for the note.

        Gain or loss recognized on the sale, exchange, redemption or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if the note is held for more than one year. A reduced tax rate on capital gain generally will apply to long term capital gain of a non-corporate U.S. holder. There are limitations on the deductibility of capital losses.

Information Reporting Requirements with Respect to Foreign Financial Assets

        Individual U.S. holders that own "specified foreign financial assets" with an aggregate value in excess of $50,000 are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. "Specified foreign financial assets" include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which would include the notes) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Treasury Regulations have been proposed that would extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders who fail to report the required information could be subject to substantial penalties. U.S. holders are urged to consult their own tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the notes.

Non-U.S. Holders

        The following is a discussion of the material U.S. federal income tax consequences that will apply to non-U.S. holders of the notes. The discussion is subject to the assumptions and limitations set forth above in "Material U.S. Federal Income Tax Considerations—Scope of Discussion." As used in this discussion, a "non-U.S. holder" is a beneficial owner of the notes (other than a partnership) who is not a U.S. holder.

Payments of Interest on the Notes

        Subject to the next paragraph and the discussion in "—Backup Withholding and Information Reporting," below, a non-U.S. holder will not be subject to U.S. federal income or withholding tax on the payment of interest on a note.

        We may, in our discretion, request a non-U.S. holder to establish eligibility for the "portfolio interest" exemption from U.S. withholding tax. A non-U.S. holder could generally establish eligibility for this exemption by certifying to us or certain intermediaries on IRS Form W-8BEN, or other applicable IRS form, that the holder is not a U.S. person. If a non-U.S. holder fails to establish eligibility for an exemption from U.S. withholding tax, then payments of interest to that holder may be subject to U.S. withholding tax at the 30% statutory rate.

Gain on Disposition of the Notes

        A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange or retirement of a note unless:

  •
  the non-U.S. holder is an individual present in the United States for 183 days or more in the year of such sale, exchange or retirement and certain other conditions are met,

  •
  the gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (and, if a treaty applies, the income is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), or

  •
  the holder does not qualify for an exemption from backup withholding, as discussed in "—Backup Withholding and Information Reporting," below.

        However, in some instances a non-U.S. holder may be required to establish an exemption from U.S. federal income and withholding tax with respect to amounts attributable to accrued and unpaid interest on the notes. See "—Payments of Interest on the Notes."

Medicare Tax

        For taxable years beginning after December 31, 2012, certain holders that are U.S. citizens, resident aliens, estates or trusts will be subject to a 3.8% tax (the "Medicare tax") on all or a portion of their "net investment income," which may include all or a portion of their interest payments received on the notes and net capital gains from the disposition of the notes. Holders that are U.S. citizens, resident aliens, estates or trusts are urged to consult their own tax advisors regarding the applicability of the Medicare tax to their income and gains in respect of their investment in the notes.

Backup Withholding and Information Reporting

U.S. Holders

        Interest on the notes paid to a U.S. holder within the United States or through certain U.S.-related financial intermediaries is subject to information reporting and may be subject to backup withholding unless the U.S. holder (1) is a corporation or other exempt recipient and, when required, demonstrates this fact or (2) provides a taxpayer identification number and satisfies certain certification requirements. Information reporting requirements and backup withholding may also apply to the cash proceeds of a sale of the notes.

        In addition to being subject to backup withholding, if a U.S. holder of the notes does not provide us (or our paying agent) with the holder's correct taxpayer identification number or other required information, the holder may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder's U.S. federal income tax liability, provided that the holder furnishes certain required information to the IRS.

Non-U.S. Holders

        Non-U.S. holders of notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of exemptions, and the procedure for obtaining such an exemption, if available. Any amount withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowable as a credit against the non-U.S. holder's U.S. federal income tax, provided that the required information is furnished to the IRS.

 CAYMAN ISLANDS TAX CONSEQUENCES

        According to our Cayman Islands counsel, Ogier, there is currently no Cayman Islands income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by a holder in respect of any income, gain or loss derived from holding notes. We have obtained an undertaking from the Governor in Cabinet of the Cayman Islands under the Tax Concessions Law (as amended) that, in the event that any legislation is enacted in the Cayman Islands imposing tax computed on profits or income, or computed on any capital assets, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, that tax will not until May 31, 2019 apply to us or to any of our operations or our shares, notes, debentures or other obligations. Therefore, there should be no Cayman Islands tax consequences with respect to holding notes; however, if notes are taken into the Cayman Islands in original form, they will be subject to stamp duty up to CI$250.00 per note.

MATERIAL SWISS TAX CONSEQUENCES

        The following is a general description of the material Swiss tax considerations relating to the notes, according to current Swiss taxation laws in force and respective practice. It does not purport to be a complete description of all tax considerations relating to the notes. Prospective purchasers of notes should consult their professional advisers.

Withholding Tax

        Payments by Transocean Inc., or by Transocean Ltd. as guarantor, of interest on, and repayment of principal of, the notes, will not be subject to Swiss federal withholding tax, even though the notes are guaranteed by Transocean Ltd. as guarantor, provided that Transocean Inc. uses the proceeds from the offering and sale of the notes outside of Switzerland unless use in Switzerland is permitted under the Swiss taxation laws in force from time to time without payments in respect of the notes becoming subject to withholding for Swiss withholding tax as a consequence of such use of proceeds in Switzerland. Although Transocean Ltd. will guarantee the notes, none of the proceeds are expected to be used in Switzerland. Consequently, no Swiss withholding tax should be due with respect to the notes.

        On August 24, 2011, the Swiss Federal Council issued draft legislation, which, if enacted, may require a paying agent in Switzerland to deduct Swiss withholding tax at a rate of 35% on any payment of interest in respect of a debt security, such as the notes, to an individual resident in Switzerland or to a person resident outside of Switzerland.

Stamp Taxes

        The issue and redemption of notes by Transocean Inc. and the issue of the guarantee by Transocean Ltd. as guarantor are not subject to Swiss federal stamp duty.

        Purchases or sales of debt securities with a maturity in excess of 12 months where a Swiss domestic bank or a Swiss domestic securities dealer (as defined in the Swiss federal stamp duty act) is a party, or acts as an intermediary, to the transaction may be subject to Swiss federal stamp duty on dealings in securities at a rate of up to 0.3 per cent of the purchase price of the debt securities. Where both the seller and the purchaser of the debt securities are non-residents of Switzerland or the Principality of Liechtenstein, no Swiss federal stamp duty on dealing in securities is payable.

European Directive 2003/48/EC

        On October 26, 2004, the European Community and Switzerland entered into an agreement on the taxation of savings income pursuant to which Switzerland will adopt measures equivalent to those of the European Directive 2003/48/EC of 3 June 2003 on the taxation of savings income in the form of interest payments. The agreement came into force as of July 1, 2005.

        On the basis of that agreement, Switzerland has introduced a withholding tax on interest payments and other similar income paid by a paying agent within Switzerland to an individual resident in an EU member state. The withholding tax is withheld at a rate of 35%, with the option of such individual to have the paying agent and Switzerland provide to the tax authorities of that member state details of the payments in lieu of the withholding. The beneficial owner of the interest payments may be entitled to a tax credit or refund of the withholding, if any, provided that certain conditions are met.

Foreign Final Withholding Taxes

        The Swiss Federal Council recently signed treaties with Germany, the United Kingdom and Austria providing, among other things, for a final withholding tax. The treaties, which are in the process of legislative approval in the respective contracting states, may enter into force on January 1, 2013 and might be followed by similar treaties with other European countries.

        According to the treaties, a Swiss paying agent may levy a final withholding tax on capital gains and on certain income items derived therefrom, including from the notes. The final withholding tax will substitute the ordinary income tax due by an individual resident of a contracting state on such gains and income items. In lieu of the final withholding, individuals may opt for a voluntary disclosure of the relevant capital gains and income items to the tax authorities of their state of residency.

        As regards the regularization of specific assets defined in the treaties and held by individuals of a contracting state with a Swiss paying agent prior to the entry into force of the treaties, such individuals may opt either for a one-off payment substituting the tax liability in the state of residency with regard to such assets or for the voluntary disclosure of such assets to the tax authority of the state of residency.

Income Taxation on Principal or Interest

  Notes held by non-Swiss holders

        Payments by Transocean Inc., or by Transocean Ltd. as guarantor, of interest and repayment of principal to, and gain realized on the sale or redemption of notes by, a holder of notes who is not a resident of Switzerland and who during the relevant taxation year has not engaged in a trade or business through a permanent establishment or a fixed place of business in Switzerland to which the notes are attributable and who is not subject to income taxation in Switzerland for any other reason will not be subject to any Swiss federal, cantonal or communal income tax.

  Debt securities held by Swiss holders as private assets

        Debt securities without a "predominant one-time interest payment": individuals who reside in Switzerland and who hold debt securities without a predominant one-time interest payment as private assets are required to include all payments of interest in respect of the debt securities by Transocean Inc., or by Transocean Ltd. as guarantor, in their personal income tax return and will be taxable on any net taxable income (including the payments of interest in respect of the debt securities) for the relevant tax period. Debt securities without a predominant one-time interest payment are debt securities the yield-to-maturity of which predominantly derives from periodic interest payments and not from a one-time-interest-payment.

        Debt securities with a "predominant one-time interest payment": if the yield-to-maturity of debt securities predominantly derives from a one-time-interest-payment, such as an original issue discount or a repayment premium, and not from periodic interest payments, then a person who is an individual resident in Switzerland holding the debt securities as a private asset, is required to include in his or her personal income tax return for the relevant tax period any periodic interest payments in respect of the debt securities received from Transocean Inc., or Transocean Ltd. as guarantor, and, in addition, any amount realized on the sale or redemption of such debt securities equal to the difference between the value of the debt security at redemption or sale, as applicable, and the value of the debt security at issuance or secondary market purchase, as applicable, and converted into Swiss Francs at the exchange rate prevailing at the time of sale or redemption, issuance or purchase, respectively, and will be taxable on any net taxable income (including such amounts) for the relevant tax period. Any value decreases realized on such debt securities on sale or redemption may be offset by such person against any gains (including periodic interest payments) realized by him or her within the same tax period from other instruments with a predominant one-time interest payment.

        Capital gains and losses: in general, Swiss resident individuals who sell or otherwise dispose of privately held debt securities realize either a tax-free private capital gain or a non-tax-deductible capital loss. See the preceding paragraph for a summary of the tax treatment of a gain or a loss realized on debt securities with a "predominant one-time interest payment." See "—Debt securities held as Swiss business assets" below for a summary of the tax treatment of individuals classified as "professional securities dealers."

  Debt securities held as Swiss business assets

        Individuals who hold debt securities as part of a business in Switzerland and Swiss resident corporate taxpayers and corporate taxpayers residing abroad holding debt securities as part of a permanent establishment or fixed place of business in Switzerland are required to recognize the payments of interest and any capital gain or loss realized on the sale or other disposition of such debt securities in their income statement for the respective tax period and will be taxable on any net taxable earnings for such tax period. The same taxation treatment also applies to Swiss resident individuals who, for income tax purposes, are classified as "professional securities dealers" for reasons of, among other things, frequent dealings and leveraged transactions in securities.

UNDERWRITING

        Transocean Inc., Transocean Ltd. and the underwriters for the offering named below have entered into an underwriting agreement dated September 10, 2012 with respect to the notes. Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as representatives for the underwriters. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table.

Underwriters	Principal Amount of 2.500% Notes Due 2017	Principal Amount of 3.800% Notes Due 2022
Barclays Capital Inc.	$112,500,000	$112,500,000
Citigroup Global Markets Inc.	$112,500,000	$112,500,000
J.P. Morgan Securities LLC	$112,500,000	$112,500,000
Wells Fargo Securities, LLC	$112,500,000	$112,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$75,000,000	$75,000,000
DNB Markets, Inc.	$112,500,000	$112,500,000
Credit Agricole Securities (USA) Inc	$22,500,000	$22,500,000
Credit Suisse Securities (USA) LLC	$22,500,000	$22,500,000
Mitsubishi UFJ Securities (USA), Inc	$30,000,000	$30,000,000
Morgan Stanley & Co. LLC	$22,500,000	$22,500,000
Standard Chartered Bank	$15,000,000	$15,000,000

Total	$750,000,000	$750,000,000

        The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

        Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.35% and 0.40% of the principal amount of the 2017 notes and 2022 notes, respectively. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.25% of the principal amount of the notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        Each series of the notes is a new issue of securities with no established trading market. Transocean Inc. and Transocean Ltd. have been advised by the underwriters that one or more of the underwriters intend to make a market in the notes of each series but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

        In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require the issuers or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

        Each underwriter has represented and agreed that:

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to Transocean Inc. or Transocean Ltd., and

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

        The notes may not be offered or sold by means of any document other than (a) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (b) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (c) in other circumstances which do not result in the document being a "prospectus" within the meaning of the

Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed for or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

        The notes may not be publicly offered, sold or advertised, directly or indirectly, in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange Ltd., and neither this prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

        Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

        Transocean Inc. estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $2.8 million.

        Transocean Inc. and Transocean Ltd. have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

        The underwriters and their respective affiliates are financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for Transocean Inc. and Transocean Ltd., for which they received or will receive customary fees and expenses. Some of the underwriters are affiliates of lenders under our credit facility, including the agents under that facility, and agents and lenders under our subsidiaries' lending arrangements and are expected to be agents and lenders under our potential secured credit facility. Although we intend to use the net proceeds from this offering to fund all or part of the costs associated with the construction of four newbuilds, as described under "Summary—Recent Developments—Potential Newbuild Drillships," to the extent we do not enter into such drilling contracts with the customer, and do not construct the newbuilds or, to the extent we do not require the full amount of proceeds for such construction, we would instead apply the net proceeds from this offering to the repayment of debt and for general corporate purposes outside of Switzerland, and this may include repayment of debt owed to underwriters. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of Transocean Inc. or Transocean Ltd. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

        Certain legal matters in connection with the notes offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by our Senior Vice President, General Counsel and Assistant Corporate Secretary, Nick Deeming, and by our outside counsel, Baker Botts L.L.P., Houston, Texas. Ogier, Grand Cayman, Cayman Islands will pass upon certain matters relating to Cayman Islands law. Homburger AG, Zurich, Switzerland will pass upon certain matters relating to Swiss law. Certain legal matters will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Transocean Ltd. and subsidiaries appearing in Transocean Ltd.'s Annual Report (Form 10-K) for the year ended December 31, 2011 (including the schedule appearing therein), and the effectiveness of Transocean Ltd.'s internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon the reports given on the authority of such firm as experts in accounting and auditing.

        See "Correction of Errors in Previously Reported Consolidated Financial Statements."

PROSPECTUS

Transocean Ltd.

Shares

Warrants

Transocean Inc.

Debt Securities

Fully and Unconditionally Guaranteed by

Transocean Ltd.

        Transocean Ltd. or Transocean Inc. will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

        Transocean Ltd.'s shares are traded on the New York Stock Exchange under the trading symbol "RIG" and on the SIX Swiss Exchange under the symbol "RIGN."

        You should consider carefully the risk factors beginning on page 3 of this prospectus and in any applicable prospectus supplement before purchasing any of our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 16, 2010.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Transocean Ltd. and Transocean Inc. have filed with the U.S. Securities and Exchange Commission ("SEC") using a "shelf" registration process. Using this process, either or both of Transocean Ltd. and Transocean Inc. may offer any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities Transocean Ltd. and Transocean Inc. may offer. Each time Transocean Ltd. or Transocean Inc. uses this prospectus to offer securities, the issuers will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents described under the heading "Where You Can Find More Information."

        You should rely only on the information contained in or incorporated by reference into this prospectus, the prospectus supplement and any pricing supplement. Transocean Ltd. and Transocean Inc. have not authorized anyone to provide you with different information. You should assume that the information appearing in or incorporated by reference into this prospectus, any prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference. The business, financial condition, results of operations and prospects of Transocean Ltd. and Transocean Inc. may have changed since such dates.

        In this prospectus, references to "dollars" and "$" are to United States currency, and the terms "United States" and "U.S." mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction. References to CHF are to Swiss francs.

 FORWARD-LOOKING INFORMATION

        The statements included in this prospectus and the documents incorporated by reference in this prospectus regarding future financial performance and results of operations and other statements that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus include, but are not limited to, statements about the following subjects:

  •
  the impact of the Macondo well incident and related matters,

  •
  the offshore drilling market, including the impact of the drilling moratorium in the United States ("U.S.") Gulf of Mexico, supply and demand, utilization rates, dayrates, customer drilling programs, commodity prices, stacking of rigs, reactivation of rigs, effects of new rigs on the market and effects of declines in commodity prices and the downturn in the global economy or market outlook for our various geographical operating sectors and classes of rigs,

  •
  customer contracts, including contract backlog, force majeure provisions, contract commencements, contract extensions, contract terminations, contract option exercises, contract revenues, contract awards and rig mobilizations,

  •
  newbuild, upgrade, shipyard and other capital projects, including completion, delivery and commencement of operation dates, expected downtime and lost revenue, the level of expected capital expenditures and the timing and cost of completion of capital projects,

  •
  liquidity and adequacy of cash flow for our obligations, including our ability and the expected timing to access certain investments in highly liquid instruments,

  •
  our results of operations and cash flow from operations, including revenues and expenses,

  •
  uses of excess cash, including the payment of dividends and other distributions, debt retirement and share repurchases under our share repurchase program,

  •
  the cost and timing of acquisitions and the proceeds and timing of dispositions,

  •
  tax matters, including, but not limited to, our effective tax rate, changes in tax laws, treaties and regulations, tax assessments and liabilities for tax issues, including those associated with our activities in Brazil, Norway and the U.S.,

  •
  legal and regulatory matters, including results and effects of legal proceedings and governmental audits and assessments, outcomes and effects of internal and governmental investigations, customs and environmental matters,

  •
  insurance matters, including adequacy of insurance, renewal of insurance, insurance proceeds and cash investments of our wholly-owned captive insurance company,

  •
  debt levels, including impacts of the financial and economic downturn,

  •
  effects of accounting changes and adoption of accounting policies, and

  •
  investments in recruitment, retention and personnel development initiatives, pension plan and other postretirement benefit plan contributions, the timing of severance payments and benefit payments.

        Forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus are identifiable by use of the following words and other similar expressions among others:

• "anticipates"	• "expects"
• "believes"	• "forecasts"
• "budgets"	• "intends"
• "could"	• "may"
• "estimates"	• "might"
• "plans"	• "scheduled"
• "predicts"	• "should"
• "projects"

        Such statements are subject to numerous risks, uncertainties and assumptions, including, but not limited to:

  •
  those described under "Risk Factors" included herein and in our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our other SEC filings,

  •
  the adequacy of and access to sources of liquidity,

  •
  our inability to obtain contracts for our rigs that do not have contracts,

  •
  our inability to renew contracts at comparable dayrates,

  •
  the cancellation of contracts currently included in our reported contract backlog,

  •
  the effect and results of litigation, tax audits and contingencies, and

  •
  other factors discussed in this prospectus and in our other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov.

        The foregoing risks and uncertainties are beyond the issuers' ability to control, and in many cases, the issuers cannot predict the risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

        All subsequent written and oral forward-looking statements attributable to the issuers or to persons acting on their behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and the issuers undertake no obligation to publicly update or revise any forward-looking statements, except as required by law.

ABOUT TRANSOCEAN LTD.

        Transocean Ltd., through its subsidiaries, is the leading international provider of offshore contract drilling services for oil and gas wells. As of September 14, 2010, we owned, had partial ownership interests in or operated 139 mobile offshore drilling units. As of this date, our fleet consisted of 45 High-Specification Floaters (Ultra-Deepwater, Deepwater and Harsh Environment semisubmersibles and drillships), 26 Midwater Floaters, 10 High-Specification Jackups, 55 Standard Jackups and three Other Rigs. In addition, we had three Ultra-Deepwater Floaters under construction.

        We believe our mobile offshore drilling fleet is one of the most modern and versatile fleets in the world. Our primary business is to contract our drilling rigs, related equipment and work crews predominantly on a dayrate basis to drill oil and gas wells. We specialize in technically demanding segments of the offshore drilling business with a particular focus on deepwater and harsh environment drilling services. We also provide oil and gas drilling management services on either a dayrate basis or a completed-project, fixed-price (or "turnkey") basis, as well as drilling engineering and drilling project management services, and we participate in oil and gas exploration and production activities.

        Transocean Ltd. is a Swiss corporation with its registered office at Turmstrasse 30, CH-6300 Zug, Switzerland, and its principal executive offices located at Chemin de Blandonnet 10, CH-1214 Vernier, Switzerland. Our telephone number at that address is +41 22 930 9000. Our shares are listed on the New York Stock Exchange under the symbol "RIG" and on the SIX Swiss Exchange under the symbol "RIGN."

        References in this prospectus to "we," "our" and "us" mean Transocean Ltd. and its subsidiaries unless indicated otherwise. References to "issuers" mean Transocean Ltd. and Transocean Inc.

ABOUT TRANSOCEAN INC.

        Transocean Inc. is a direct, wholly-owned subsidiary of Transocean Ltd. Transocean Inc. is the issuer of certain notes and debentures that have been guaranteed by Transocean Ltd.

        Transocean Inc.'s principal executive offices are located at 70 Harbour Drive, Grand Cayman, Cayman Islands KY1-1003, and its telephone number at that address is (345) 745-4500.

 WHERE YOU CAN FIND MORE INFORMATION

        Transocean Ltd. files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information Transocean Ltd. has filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about Transocean Ltd. at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        This prospectus is part of a registration statement the issuers have filed with the SEC relating to the securities the issuers may offer. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules. You may refer to the registration statement, exhibits and schedules for more information about the issuers and the securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its website.

        The SEC allows the issuers to "incorporate by reference" the information Transocean Ltd. has filed with it, which means that the issuers can disclose important information to you by referring you to those documents. The information the issuers incorporate by reference is an important part of this prospectus, and later information that Transocean Ltd. files with the SEC will automatically update and supersede this information. The issuers incorporate by reference the documents listed below and any future filings Transocean Ltd. makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information "furnished" and not "filed" with the SEC, unless the issuers specifically provide that such "furnished" information is to be incorporated by reference) after the date of this prospectus and until all of the offered securities are sold. The documents the issuers incorporate by reference are:

  •
  Transocean Ltd.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

  •
  Transocean Ltd.'s Quarterly Reports on Form 10-Q for the periods ended March 31, 2010 and June 30, 2010;

  •
  Transocean Ltd.'s Current Reports on Form 8-K filed with the SEC on February 18, 2010, February 26, 2010, April 23, 2010, May 19, 2010, July 1, 2010, August 16, 2010, August 17, 2010 and September 16, 2010 (both reports); and

  •
  the description of Transocean Ltd.'s share capital contained in Transocean Ltd.'s Current Report on Form 8-K12G3 filed with the SEC on December 19, 2008.

        You may request a copy of these filings, other than an exhibit to these filings unless the issuers have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or calling:

    Transocean Ltd.
    c/o Transocean Offshore Deepwater Drilling Inc.
    4 Greenway Plaza
    Houston, Texas 77046
    Attn: Investor Relations
    (713) 232-7500

RISK FACTORS

        In addition to the other information contained in this prospectus and the documents incorporated by reference, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, you should carefully consider the risk factors below before buying any of the securities offered by this prospectus. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read "Forward-Looking Information." Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operations could be adversely affected. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

Risks related to our business

The Macondo well incident could result in increased expenses and decreased revenues, which could ultimately have a material adverse effect on us.

        Numerous lawsuits have been filed against us and unaffiliated defendants related to the Macondo well incident, and we expect additional lawsuits to be filed. We may be subject to claims alleging that we are jointly and severally liable, along with BP p.l.c. and its affiliates (collectively, "BP") and others, for damages arising from the Macondo well incident. We expect to incur significant legal fees and costs in responding to these matters. We may also be subject to governmental fines or penalties. Although we have excess liability insurance coverage, our personal injury and other third-party liability insurance coverage is subject to deductibles and overall aggregate policy limits. In addition, we have also been placed on notice by the Macondo well operator that it intends to make a claim on our excess liability coverage. Such a claim, if paid, could limit the amount of coverage otherwise available to us. There can be no assurance that our insurance will ultimately be adequate to cover all of our potential liabilities in connection with these matters. For a discussion of the potential impact of the failure of the Macondo well operator to honor its indemnification obligations to us, see "We could experience a material adverse effect on our consolidated statement of financial position, results of operations and cash flows to the extent any of the operator's indemnification obligations to us are not enforceable or the operator does not indemnify us" below. If we ultimately incur substantial liabilities in connection with these matters with respect to which we are neither insured nor indemnified, those liabilities could have a material adverse effect on us.

        As a result of the incident, our business will be negatively impacted by the loss of revenue from the Deepwater Horizon. The backlog associated with the Deepwater Horizon drilling contract was approximately $590 million through the end of the contract term in 2013. We do not carry insurance for loss of revenue. In addition, we expect an increase of approximately $180 million in operating and maintenance expenses in 2010 comprised primarily of approximately $70 million of insurance deductibles, approximately $30 million of higher insurance premiums, approximately $36 million of additional legal expenses related to lawsuits and investigations, net of insurance recoveries, and approximately $44 million of additional costs primarily related to our internal investigation of the Macondo well incident, including consultant costs, travel costs and other miscellaneous costs. We may also experience increased operating and maintenance expenses resulting from changing regulations and practices related to the Macondo well incident. The uncertainties and contingencies resulting from the incident, which have resulted in a reduction of our credit rating by two rating agencies, could result in further reductions of our credit ratings by the rating agencies or could have a material adverse effect on our ability to access the debt and equity markets, any of which could ultimately have an adverse impact on our liquidity in the future. Both Moody's Investors Service and Standard & Poor's recently downgraded their ratings of our senior unsecured debt with a negative outlook. We cannot assure you that our credit ratings will not be downgraded in the future.

        Our relationship with BP, one of which was the operator on the Macondo well, could also be negatively impacted by the Macondo well incident. For 2009, BP was our most significant customer, accounting for 12% of our 2009 operating revenues. As of July 15, 2010, the contract backlog associated with our contracts with BP and its affiliates was $3.4 billion.

        Our business may also be adversely impacted by any negative publicity relating to the incident and us, any negative perceptions about us by customers, the skilled personnel that we require to support our operations or others, any further increases in premiums for insurance or difficulty in obtaining coverage and the diversion of management's attention from our other operations to focus on matters relating to the incident. Ultimately, these factors could have a material adverse effect on our statement of financial position, results of operations or cash flows.

We could experience a material adverse effect on our consolidated statement of financial position, results of operations and cash flows to the extent any of the Macondo well operator's indemnification obligations to us are not enforceable or the operator does not indemnify us.

        The combined response team was unable to stem the flow of hydrocarbons from the Macondo well prior to the sinking of the rig. The resulting spill of hydrocarbons has been the most extensive in U.S. history. According to its public filings, as of June 30, 2010, the operator had already recognized a pre-tax charge of $32.2 billion in relation to the spill, and we expect the operator will continue to incur substantial costs related to the spill for the foreseeable future. Under the drilling contract for Deepwater Horizon, the Macondo well operator has agreed to indemnify us with respect to certain matters, and we have agreed to indemnify the operator with respect to certain matters. We could ultimately experience a material adverse effect on our consolidated statement of financial position, results of operations and cash flows to the extent that BP does not honor its indemnification obligations, including by reason of financial or legal restrictions, or our insurance policies do not fully cover these amounts. In response to our demand to BP to honor its indemnity obligations, BP's outside counsel has stated that BP could not yet determine that it was obligated to defend or indemnify us under the contract and that BP has reserved its rights in that regard. The letter also claims that the operator may not be obligated to defend or indemnify us based on various arguments, including alleged breach of contract and gross negligence or other factors, such as in the event our actions materially increased the risks to, or prejudiced the rights of, BP. The interpretation and enforceability of this contractual indemnity depends upon the specific facts and circumstances involved in this case, as governed by applicable laws. The question may ultimately need to be decided by a court or other proceeding which will need to consider the specific contract language, the facts and applicable laws.

The moratorium on drilling operations in the U.S Gulf of Mexico and potential new related regulations could materially and adversely affect our business.

        The U.S. government has implemented a six-month moratorium on certain drilling activities in the U.S. Gulf of Mexico. Some operators have claimed that the moratorium is a force majeure event under their drilling contracts that allows them to terminate these contracts. We do not believe that a force majeure event exists and are in discussions with our customers. In some instances, we have negotiated special lower standby dayrates with our customers for rigs in the U.S. Gulf of Mexico for the period in which the moratorium is in effect but have also agreed to extend the terms of these contracts. The moratorium may result in a number of rigs being moved, or becoming available for movement to locations outside of the U.S. Gulf of Mexico, which could potentially reduce dayrates worldwide and negatively affect our ability to contract our rigs that are currently uncontracted or coming off contract. The moratorium may also decrease the demand for drilling services and negatively affect dayrates, which could ultimately have a material adverse affect on our revenue and profitability. There can be no assurance that the moratorium will not be extended beyond the current time period.

        Following the issuance of the moratorium, new governmental safety and environmental requirements applicable to both deepwater and shallow water operations have been adopted. The new safety and environmental guidelines and regulations for drilling in the U.S. Gulf of Mexico that the U.S. government has already issued, and any further new guidelines or regulations the U.S. government may issue or any other steps the U.S. government may take, could disrupt or delay operations, increase the cost of operations or reduce the area of operations for drilling rigs in U.S. offshore areas. Other governments could adopt similar moratoria and take similar actions relating to implementing new safety and environmental regulations. Additional governmental regulations and requirements concerning licensing, taxation, equipment specifications and training requirements could increase the costs of our operations, increase certification and permitting requirements, increase review periods and impose increased liability on offshore operations. Legislation pending before the U.S. Congress would impose some of these regulations and requirements. Additionally, increased costs for our customers' operations in the U.S. Gulf of Mexico, along with permitting delays, could affect the economics of currently planned exploration and development activity in the area and reduce demand for our services, which could ultimately have a material adverse affect on our revenue and profitability.

Many investigations are ongoing in connection with the Macondo well incident, the outcome of which is unknown and could have a material adverse effect on us.

        The Departments of Homeland Security and Interior have begun a joint investigation into the cause or causes of the Macondo well incident. The U.S. Coast Guard and the Bureau of Ocean Energy Management, Regulation, and Enforcement (the "BOE") share jurisdiction over the investigation into the incident. In connection with the investigation, we have received a subpoena from the Office of Inspector General of the Department of Interior for certain information. In addition, an investigation has been commenced by the Chemical Safety Board, and the President of the United States has established the National Commission on the BP Deepwater Horizon Oil Spill and Offshore Drilling to, among other things, examine the relevant facts and circumstances concerning the cause or causes of the Macondo well incident and develop options for guarding against future oil spills associated with offshore drilling. In addition, we have participated in hearings related to the incident before various committees and subcommittees of the House of Representatives and the Senate of the United States. These hearings may result in changes in laws and regulations, such as the Consolidated Land, Energy, and Aquatic Resources Act of 2010 recently passed by the House of Representatives, that may have a material adverse effect on the level of liability that we expect in connection with the Macondo well incident.

        On June 28, 2010, we received a letter from the U.S. Department of Justice ("DOJ") asking us to meet with them to discuss our financial responsibilities in connection with the Macondo well incident and requesting that we provide them certain financial and organizational information. The letter also requested that we provide the DOJ advance notice of certain corporate actions involving the transfer of cash or other assets outside the ordinary course of business. After preliminary discussions with the DOJ, we have voluntarily agreed to provide them with 30 days notice prior to repurchasing any additional shares under our share repurchase program and prior to making substantial cash payments out of our U.S. entities, other than in the ordinary course of business. We expect to engage in further discussions with the DOJ in the future.

The worldwide financial and economic downturn could have a material adverse effect on our revenue, profitability and financial position.

        The worldwide financial and economic downturn reduced the availability of liquidity and credit to fund the continuation and expansion of industrial business operations worldwide. The shortage of liquidity and credit combined with losses in worldwide equity markets led to an extended worldwide economic recession. A slowdown in economic activity caused by the recession reduced worldwide demand for energy and resulted in an extended period of lower oil and natural gas prices. Crude oil prices have declined from record levels in July 2008 and natural gas prices have also experienced sharp declines. Declines in commodity prices, along with difficult conditions in the credit markets, have had a negative impact on our business, and this impact could continue or worsen. Demand for our services depends on oil and natural gas industry activity and expenditure levels that are directly affected by trends in oil and, to a lesser extent, natural gas prices. Demand for our services is particularly sensitive to the level of exploration, development, and production activity of, and the corresponding capital spending by, oil and natural gas companies, including national oil companies. Any prolonged reduction in oil and natural gas prices could depress the immediate levels of exploration, development, and production activity. Perceptions of longer-term lower oil and natural gas prices by oil and gas companies could similarly reduce or defer major expenditures given the long-term nature of many large-scale development projects. Lower levels of activity result in a corresponding decline in the demand for our services, which could have a material adverse effect on our revenue and profitability. Additionally, these factors may adversely impact our statement of financial position if they are determined to cause an impairment of our goodwill or intangible assets or of our long-lived assets or our assets held for sale. The worldwide financial and economic downturn may also adversely affect the ability of shipyards to meet scheduled deliveries of our newbuild and other shipyard projects.

The worldwide financial and economic downturn may continue to negatively impact our business and financial condition.

        The continued economic downturn and related instability in the global financial system has had, and may continue to have, an impact on our business and our financial condition. Our ability to access the capital markets may be severely restricted at a time when we would like, or need, to access such markets, which could have an impact on our flexibility to react to changing economic and business conditions. The economic downturn has impacted lenders participating in our credit facilities and our customers, and an extended or worsening economic downturn may cause them to fail to meet their obligations to us.

Our business depends on the level of activity in the offshore oil and gas industry, which is significantly affected by volatile oil and gas prices and other factors.

        Our business depends on the level of activity in oil and gas exploration, development and production in offshore areas worldwide. Oil and gas prices and market expectations of potential changes in these prices significantly affect this level of activity. However, higher commodity prices do not necessarily translate into increased drilling activity since customers' expectations of future commodity prices typically drive demand for our rigs. Also, increased competition for customers' drilling budgets could come from, among other areas, land-based energy markets in Africa, Russia, Western Asian countries, the Middle East, the U.S. and elsewhere. The availability of quality drilling prospects, exploration success, relative production costs, the stage of reservoir development and political and regulatory environments also affect customers' drilling campaigns. Worldwide military, political and economic events have contributed to oil and gas price volatility and are likely to do so in the future.

        Oil and gas prices are extremely volatile and are affected by numerous factors, including the following:

  •
  worldwide demand for oil and gas including economic activity in the U.S. and other energy-consuming markets;

  •
  the ability of the Organization of the Petroleum Exporting Countries ("OPEC") to set and maintain production levels and pricing;

  •
  the level of production in non-OPEC countries;

  •
  the policies of various governments regarding exploration and development of their oil and gas reserves;

  •
  advances in exploration and development technology; and

  •
  the worldwide military and political environment, including uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or other crises in the Middle East or other geographic areas or further acts of terrorism in the U.S., or elsewhere.

Our industry is highly competitive and cyclical, with intense price competition.

        The offshore contract drilling industry is highly competitive with numerous industry participants, none of which has a dominant market share. Drilling contracts are traditionally awarded on a competitive bid basis. Intense price competition is often the primary factor in determining which qualified contractor is awarded a job, although rig availability and the quality and technical capability of service and equipment may also be considered.

        Our industry has historically been cyclical and is impacted by oil and gas price levels and volatility. There have been periods of high demand, short rig supply and high dayrates, followed by periods of low demand, excess rig supply and low dayrates. Changes in commodity prices can have a dramatic effect on rig demand, and periods of excess rig supply intensify the competition in the industry and often result in rigs being idle for long periods of time. Since the onset of the worldwide financial and economic downturn, we have experienced weakness in our Midwater Floater, High-Specification Jackups and Standard Jackup markets. We have idled rigs, and may in the future idle additional rigs or enter into lower dayrate contracts in response to market conditions. We cannot predict when any idled or stacked rigs will return to service.

        During prior periods of high utilization and dayrates, industry participants have increased the supply of rigs by ordering the construction of new units. This has typically resulted in an oversupply of drilling units and has caused a subsequent decline in utilization and dayrates, sometimes for extended periods of time. There are numerous high-specification rigs and jackups under contract for construction. The entry into service of these new units will increase supply and could curtail a strengthening, or trigger a reduction, in dayrates as rigs are absorbed into the active fleet. Any further increase in construction of new drilling units would likely exacerbate the negative impact on utilization and dayrates. Lower utilization and dayrates could adversely affect our revenues and profitability. Prolonged periods of low utilization and dayrates could also result in the recognition of impairment charges on certain classes of our drilling rigs or our goodwill balance if future cash flow estimates, based upon information available to management at the time, indicate that the carrying values of these rigs, goodwill or other intangible assets may not be recoverable.

We rely heavily on a relatively small number of customers and the loss of a significant customer and/or a dispute that leads to the loss of a customer could have a material adverse impact on our financial results.

        We engage in offshore drilling services for most of the leading international oil companies (or their affiliates), as well as for many government-controlled and independent oil companies. Our most significant customer in 2009 was BP, accounting for 12% of our 2009 operating revenues. See "The Macondo well incident could result in increased expenses and decreased revenues, which could ultimately have a material adverse effect on us." The loss of this customer or another significant customer could, at least in the short term, have a material adverse effect on our results of operations.

Our operating and maintenance costs will not necessarily fluctuate in proportion to changes in operating revenues.

        Our operating and maintenance costs will not necessarily fluctuate in proportion to changes in operating revenues. Costs for operating a rig are generally fixed or only semi-variable regardless of the dayrate being earned. In addition, should our rigs incur idle time between contracts, we typically will not reduce the staff on those rigs because we will use the crew to prepare the rig for its next contract. During times of reduced activity, reductions in costs may not be immediate as portions of the crew may be required to prepare rigs for stacking, after which time the crew members are assigned to active rigs or dismissed. In addition, as our rigs are mobilized from one geographic location to another, the labor and other operating and maintenance costs can vary significantly. In general, labor costs increase primarily due to higher salary levels and inflation. Equipment maintenance expenses fluctuate depending upon the type of activity the unit is performing and the age and condition of the equipment. Contract preparation expenses vary based on the scope and length of contract preparation required and the duration of the firm contractual period over which such expenditures are amortized.

Our shipyard projects and operations are subject to delays and cost overruns.

        As of September 14, 2010, we had a total of three deepwater newbuild rig projects. We also have a variety of other more limited shipyard projects at any given time. These shipyard projects are subject to the risks of delay and/or cost overruns inherent in any such construction project resulting from numerous factors, including the following:

  •
  shipyard availability;

  •
  shortages of equipment, materials or skilled labor;

  •
  unscheduled delays in the delivery of ordered materials and equipment;

  •
  engineering problems, including those relating to the commissioning of newly designed equipment;

  •
  work stoppages;

  •
  customer acceptance delays;

  •
  weather interference or storm damage;

  •
  unanticipated cost increases;

  •
  unforeseen extensions of work scope arising from unforeseen repairs, including those required by inspectors appointed by the customer; and

  •
  difficulty in obtaining necessary permits or approvals.

        These factors may contribute to cost variations and delays in the delivery of our upgraded and newbuild units and other rigs undergoing shipyard projects. Delays in the delivery of these units would result in delay in contract commencement, resulting in a loss of revenue to us, and may also cause customers to terminate or shorten the term of the drilling contract for the rig pursuant to applicable late delivery clauses. In the event of termination of one of these contracts, we may not be able to secure a replacement contract on as favorable terms, if at all.

        Our operations also rely on a significant supply of capital and consumable spare parts and equipment to maintain and repair our fleet. We also rely on the supply of ancillary services, including supply boats and helicopters. Shortages in materials, delays in the delivery of necessary spare parts, equipment or other materials, or the unavailability of ancillary services could negatively impact our future operations and result in increases in rig downtime, and delays in the repair and maintenance of our fleet.

Our drilling contracts may be terminated due to a number of events.

        Certain of our contracts with customers may be cancelable at the option of the customer upon payment of an early termination payment. Such payments may not, however, fully compensate us for the loss of the contract. Contracts also customarily provide for either automatic termination or termination at the option of the customer typically without the payment of any termination fee, under various circumstances such as non-performance, as a result of downtime or impaired performance caused by equipment or operational issues, or sustained periods of downtime due to force majeure events. Many of these events are beyond our control. During periods of depressed market conditions such as the current economic downturn, we are subject to an increased risk of our customers seeking to repudiate their contracts, including through claims of non-performance. Our customers' ability to perform their obligations under their drilling contracts with us may also be negatively impacted by the economic downturn. If our customers cancel some of our contracts, and we are unable to secure new contracts on a timely basis and on substantially similar terms, or if contracts are suspended for an extended period of time or if a number of our contracts are renegotiated, it could adversely affect our consolidated statement of financial position, results of operations or cash flows.

Our current backlog of contract drilling revenue may not be fully realized.

        Our contract backlog as of July 15, 2010 was approximately $27.6 billion. This amount represents the firm term of the contract multiplied by the contractual operating rate, which may be higher than other rates included in the contract such as waiting on weather rate, repair rate or force majeure rate. Our contract backlog includes signed drilling contracts and, in some cases, other definitive agreements awaiting contract execution. We may not be able to realize the full amount of our contract backlog due to events beyond our control. In addition, some of our customers have experienced liquidity issues, and these liquidity issues could increase if commodity prices decline to lower levels for an extended period of time. Liquidity issues could lead our customers to go into bankruptcy or could encourage our customers to seek to repudiate, cancel or renegotiate these agreements for various reasons, as described under "Our drilling contracts may be terminated due to a number of events" above. Our inability to realize the full amount of our contract backlog may have a material adverse effect on our consolidated statement of financial position, results of operations or cash flows.

Our non-U.S. operations involve additional risks not generally associated with U.S. operations.

        We operate in various regions throughout the world, which may expose us to political and other uncertainties, including risks of:

  •
  terrorist acts, war, piracy and civil disturbances;

  •
  seizure, expropriation or nationalization of equipment;

  •
  imposition of trade barriers;

  •
  import-export quotas;

  •
  wage and price controls;

  •
  unexpected changes in law and regulatory requirements, including changes in interpretation and enforcement of existing laws;

  •
  damage to our equipment or violence directed at our employees, including kidnappings;

  •
  complications associated with supplying, repairing and replacing equipment in remote locations; and

  •
  the inability to repatriate income or capital.

        We are protected to some extent against loss of capital assets, but generally not loss of revenue, from most of these risks through indemnity provisions in our drilling contracts. Our assets are generally not insured against risk of loss due to perils such as terrorist acts, civil unrest, expropriation, nationalization and acts of war.

        Many governments favor or effectively require the awarding of drilling contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. These practices may adversely affect our ability to compete.

        Our non-U.S. contract drilling operations are subject to various laws and regulations in certain countries in which we operate, including laws and regulations relating to the import and export, equipment and operation of drilling units, currency conversions and repatriation, oil and gas exploration and development, and taxation of offshore earnings and earnings of expatriate personnel. We are also subject to the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") and other U.S. laws and regulations governing our international operations. In addition, various state and municipal governments, universities and other investors have proposed or adopted divestment and other initiatives regarding investments (including, with respect to state governments, by state retirement systems) in companies that do business with countries that have been designated as state sponsors of terrorism by the U.S. State Department. We had a noncontrolling interest in a Libyan joint venture that operates to a limited extent in Syria, which has been designated as a state sponsor of terrorism by the U.S. State Department. We sold our noncontrolling interest in this joint venture in November 2009. Our internal compliance program has identified and we have self-reported a potential OFAC compliance issue involving the shipment of goods by a freight forwarder through Iran, a country that has been designated as a state sponsor of terrorism by the U.S. State Department. We have also operated rigs in Myanmar, a country that is subject to some U.S. trading sanctions. We have received and responded to an administrative subpoena from OFAC concerning our operations in Myanmar and a follow up administrative subpoena from OFAC with questions relating to the previous Myanmar operations subpoena response and the self-reported shipment through Iran matter. Failure to comply with applicable laws and regulations, including those relating to sanctions and export restrictions, may subject us to criminal sanctions or civil remedies, including fines, denial of export privileges, injunctions or seizures of assets. Investors could view any potential violations of OFAC regulations negatively, which could adversely affect our reputation and the market for our shares.

        Governments in some foreign countries have become increasingly active in regulating and controlling the ownership of concessions and companies holding concessions, the exploration for oil and gas and other aspects of the oil and gas industries in their countries, including local content requirements for participating in tenders for certain drilling contracts. In addition, government action, including initiatives by OPEC, may continue to cause oil or gas price volatility. In some areas of the world, this governmental activity has adversely affected the amount of exploration and development work done by major oil companies and may continue to do so.

        A substantial portion of our drilling contracts are partially payable in local currency. Those amounts may exceed our local currency needs, leading to the accumulation of excess local currency, which, in certain instances, may be subject to either temporary blocking or other difficulties converting to U.S. dollars. Excess amounts of local currency may be exposed to the risk of currency exchange losses.

        The shipment of goods, services and technology across international borders subjects us to extensive trade laws and regulations. Our import and export activities are governed by unique customs laws and regulations in each of the countries where we operate. Moreover, many countries, including the U.S., control the import and export of certain goods, services and technology and impose related import and export recordkeeping and reporting obligations. Governments also may impose economic sanctions against certain countries, persons and other entities that may restrict or prohibit transactions involving such countries, persons and entities, and we are also subject to the U.S. anti-boycott law.

        The laws and regulations concerning import and export activity, recordkeeping and reporting, import and export control and economic sanctions are complex and constantly changing. These laws and regulations may be enacted, amended, enforced or interpreted in a manner materially impacting our operations. The adverse impact of the global economic crisis may increase some foreign government's efforts to enact, enforce, amend or interpret laws and regulations as a method to increase revenue. Shipments can be delayed and denied import or export for a variety of reasons, some of which are outside our control and some of which may result from failure to comply with existing legal and regulatory regimes. Shipping delays or denials could cause unscheduled operational downtime. Any failure to comply with these applicable legal and regulatory obligations also could result in criminal and civil penalties and sanctions, such as fines, imprisonment, debarment from government contracts, seizure of shipments and loss of import and export privileges.

An inability to obtain visas and work permits for our employees on a timely basis could hurt our operations and have an adverse effect on our business.

        Our ability to operate worldwide depends on our ability to obtain the necessary visas and work permits for our personnel to travel in and out of, and to work in, the jurisdictions in which we operate. Governmental actions in some of the jurisdictions in which we operate may make it difficult for us to move our personnel in and out of these jurisdictions by delaying or withholding the approval of these permits. As a result of a change in government enforcement of the immigration policy in Angola, we have recently experienced considerable difficulty in obtaining the necessary visas and work permits for our employees to work in Angola, where we operate a number of rigs. If we are not able to obtain visas and work permits for the employees we need to operate our rigs on a timely basis, we might not be able to perform our obligations under our drilling contracts, which could allow our customers to cancel the contracts. If our customers cancel some of our contracts, and we are unable to secure new contracts on a timely basis and on substantially similar terms, it could adversely effect our consolidated statement of financial position, results of operations or cash flows.

Failure to comply with the U.S. Foreign Corrupt Practices Act could result in fines, criminal penalties, drilling contract terminations and an adverse effect on our business.

        As an international company, we are subject to many laws and regulations, including but not limited to the U.S. Foreign Corrupt Practices Act ("FCPA"). We are currently involved in several investigations by the DOJ and the SEC involving our operations and whether or not we or any of our employees have violated the FCPA. We cannot predict the ultimate outcome of any current or future investigations, the total costs to be incurred in completing such investigations, the potential impact on personnel, the effect of implementing any further measures that may be necessary to ensure full compliance with applicable laws or to what extent, if at all, we could be subject to fines, sanctions or other penalties which could be material under certain circumstances.

        Our current investigations include a review of amounts paid to and by customs brokers in connection with the obtaining of permits for the temporary importation of vessels and the clearance of goods and materials. These permits and clearances are necessary in order for us to operate our vessels in certain jurisdictions. There is a risk that we may not be able to obtain import permits or renew temporary importation permits in West African countries, including Nigeria, in a manner that complies with the FCPA. As a result, we may not have the means to renew temporary importation permits for rigs located in the relevant jurisdictions as they expire or to send goods and equipment into those jurisdictions, in which event we may be forced to terminate the pending drilling contracts and relocate the rigs or leave the rigs in these countries and risk permanent importation issues, either of which could have an adverse effect on our financial results. In addition, termination of drilling contracts could result in damage claims by customers. Following the completion of existing investigations, we will continue to be subject to the FCPA and these risks.

Our labor costs and the operating restrictions under which we operate could increase as a result of collective bargaining negotiations and changes in labor laws and regulations.

        Some of our employees working in Angola, the U.K. and Norway are represented by, and some of our contracted labor work under, collective bargaining agreements. Many of these represented individuals are working under agreements that are subject to ongoing salary negotiation in 2010. These negotiations could result in higher personnel expenses, other increased costs or increased operation restrictions as the outcome of such negotiations apply to all offshore employees not just the union members. Additionally, the unions in the U.K. sought an interpretation of the application of the Working Time Regulations to the offshore sector. The Employment Tribunal issued its decision in favor of the unions and held, in part, that offshore workers are entitled to 28 days of annual leave. Such decision has been overturned on appeal by the Employment Appeal Tribunal, but the unions have appealed this decision of the Court of Session. A hearing was held in June 2010, but a decision is not expected until at least September 2010. The application of the Working Time Regulations to the offshore sector could result in higher labor costs and could undermine our ability to obtain a sufficient number of skilled workers in the U.K. Legislation has been introduced in the U.S. Congress that could encourage additional unionization efforts in the U.S., as well as increase the chances that such efforts succeed. Additional unionization efforts, if successful, new collective bargaining agreements or work stoppages could materially increase our labor costs and operating restrictions.

Our business involves numerous operating hazards.

        Our operations are subject to the usual hazards inherent in the drilling of oil and gas wells, such as blowouts, reservoir damage, loss of production, loss of well control, punch-throughs, craterings, fires and natural disasters such as hurricanes and tropical storms. In particular, the South China Sea, the Northwest Coast of Australia and the Gulf of Mexico area are subject to typhoons, hurricanes or other extreme weather conditions on a relatively frequent basis, and our drilling rigs in these regions may be exposed to damage or total loss by these storms, some of which may not be covered by insurance. The occurrence of these events could result in the suspension of drilling operations, damage to or destruction of the equipment involved and injury to or death of rig personnel. Some experts believe global climate change could increase the frequency and severity of these extreme weather conditions. We are also subject to personal injury and other claims by rig personnel as a result of our drilling operations. Operations also may be suspended because of machinery breakdowns, abnormal drilling conditions, failure of subcontractors to perform or supply goods or services, or personnel shortages. In addition, offshore drilling operations are subject to perils peculiar to marine operations, including capsizing, grounding, collision and loss or damage from severe weather. Damage to the environment could also result from our operations, particularly through oil spillage or extensive uncontrolled fires. We may also be subject to property, environmental and other damage claims by oil and gas companies. Our insurance policies and contractual rights to indemnity may not adequately cover losses, and we do not have insurance coverage or rights to indemnity for all risks. Consistent with standard industry practice, our customers generally assume, and indemnify us against, well control and subsurface risks under dayrate contracts. Under all of our current drilling contracts, the operator indemnifies us for pollution damages in connection with reservoir fluids stemming from operations under the contract; and we indemnify the operator for pollution from substances in our control that originate from the rig (e.g., diesel used onboard the rig or other fluids stored onboard the rig and above the water surface). Also, under all of our current drilling contracts, the operator indemnifies us against damage to the well or reservoir and loss of subsurface oil and gas and the cost of bringing the well under control. However, our drilling contracts are individually negotiated, and the degree of indemnification we receive from the operator against the liabilities discussed above can vary from contract to contract, based on market conditions and customer requirements existing when the contract was negotiated. In some instances, we have contractually agreed upon certain limits to our indemnification rights and can be responsible for damages up to a specified maximum dollar amount, which amount is usually $5 million or less, although the amount can be greater depending on the nature of our liability. In most instances in which we are indemnified for damages to the well, we have the responsibility to redrill the well at a reduced dayrate. Notwithstanding a contractual indemnity from a customer, there can be no assurance that our customers will be financially able to indemnify us or will otherwise honor their contractual indemnity obligations.

        The interpretation and enforceability of a contractual indemnity depends upon the specific facts and circumstances involved, as governed by applicable laws. The question may ultimately need to be decided by a court or other proceeding which will need to consider the specific contract language, the facts and applicable laws. The inability of our customers to fulfill their indemnification obligations to us could have a material adverse effect on our consolidated statement of financial position, results of operations and cash flows.

        We maintain insurance coverage for property damage, occupational injury and illness, and general and marine third-party liabilities. We generally have no coverage for named storms in the U.S. Gulf of Mexico and war perils worldwide. We also self-insure coverage for expenses to ADTI and CMI related to well control and redrill liability for well blowouts. Also, pollution and environmental risks generally are not totally insurable. We maintain a $125 million per occurrence deductible for damage to our offshore drilling equipment. However, in the event of a total loss of a drilling unit there is no deductible. We also maintain per occurrence deductibles ranging from $1 million to $25 million for various third-party liabilities and an additional annual self-insured retention of $50 million.

        If a significant accident or other event occurs and is not fully covered by insurance or an enforceable or recoverable indemnity from a customer, it could adversely affect our consolidated statement of financial position, results of operations or cash flows. The amount of our insurance may be less than the related impact on enterprise value after a loss. Our insurance coverage will not in all situations provide sufficient funds to protect us from all liabilities that could result from our drilling operations. Our coverage includes annual aggregate policy limits. As a result, we retain the risk for any losses in excess of these limits. We generally do not carry insurance for loss of revenue unless contractually required, and certain other claims may also not be reimbursed by insurance carriers. Any such lack of reimbursement may cause us to incur substantial costs. In addition, we could decide to retain substantially more risk in the future. Moreover, no assurance can be made that we will be able to maintain adequate insurance in the future at rates we consider reasonable or be able to obtain insurance against certain risks. As of September 3, 2010, all of the rigs that we owned or operated were covered by existing insurance policies.

Regulation of greenhouse gases and climate change could have a negative impact on our business.

        Some scientific studies have suggested that emissions of certain gases, commonly referred to as "greenhouse gases" ("GHGs") and including carbon dioxide and methane, may be contributing to warming of the Earth's atmosphere and other climatic changes. In response to such studies, the issue of climate change and the effect of GHG emissions, in particular emissions from fossil fuels, is attracting increasing attention worldwide.

        On October 30, 2009, the U.S. Environmental Protection Agency ("EPA") published a final rule requiring the reporting of GHG emissions from specified large sources in the U.S. beginning in 2011 for emissions occurring in 2010. In addition, on December 15, 2009, the EPA published a final rule finding that current and projected concentrations of six key GHGs in the atmosphere threaten public health and welfare of current and future generations. The EPA also found that the combined emissions of these GHGs from new motor vehicles and new motor vehicle engines contribute to the GHG pollution that threatens public health and welfare. This final rule, also known as EPA's "Endangerment Finding," does not impose any requirements on industry or other entities directly; however, after the rule's January 14, 2010 effective date, the EPA will be able to finalize motor vehicle GHG standards, the effect of which could reduce demand for motor fuels refined from crude oil. Finally, according to the EPA, the final motor vehicle GHG standards will trigger construction and operating permit requirements for stationary sources. As a result, the EPA has proposed to tailor these programs such that only stationary sources, including refineries that emit over 25,000 tons of GHG emissions per year, will be subject to air permitting requirements. In addition, on September 22, 2009, the EPA issued a "Mandatory Reporting of Greenhouse Gases" final rule. This rule establishes a new comprehensive scheme requiring operators of stationary sources emitting more than established annual thresholds of carbon dioxide-equivalent GHGs to inventory and report their GHG emissions annually on a facility-by-facility basis. Further, proposed legislation has been introduced in the U.S. Congress that would establish an economy-wide cap on emissions of GHGs in the U.S. and would require most sources of GHG emissions to obtain GHG emission "allowances" corresponding to their annual emissions of GHGs. Moreover, in 2005, the Kyoto Protocol to the 1992 United Nations Framework Convention on Climate Change, which establishes a binding set of emission targets for greenhouse gases, became binding on all those countries that had ratified it. International discussions are currently underway to develop a treaty to replace the Kyoto Protocol after its expiration in 2012.

        Because our business depends on the level of activity in the offshore oil and gas industry, existing or future laws, regulations, treaties or international agreements related to GHGs and climate change, including incentives to conserve energy or use alternative energy sources, could have a negative impact on our business if such laws, regulations, treaties or international agreements reduce the worldwide demand for oil and gas. In addition, such laws, regulations, treaties or international agreements could result in increased compliance costs or additional operating restrictions, which may have a negative impact on our business.

Failure to retain key personnel could hurt our operations.

        We require highly skilled personnel to operate and provide technical services and support for our business worldwide. Over the last few years, competition for the labor required for drilling operations, including for turnkey drilling and drilling management services businesses and construction projects, intensified as the number of rigs activated, added to worldwide fleets or under construction increased, leading to shortages of qualified personnel in the industry and creating upward pressure on wages and higher turnover. We may experience a reduction in the experience level of our personnel as a result of any increased turnover, which could lead to higher downtime and more operating incidents, which in turn could decrease revenues and increase costs. In response to these historical labor market conditions, we increased efforts in our recruitment, training, development and retention programs as required to meet our anticipated personnel needs. Although we expect current market conditions to slow employee turnover, if increased competition for labor were to intensify in the future we may experience further increases in costs or limits on operations.

We have a substantial amount of debt, and we may lose the ability to obtain future financing and suffer competitive disadvantages.

        Our overall debt level was approximately $11 billion, $12 billion and $14 billion at June 30, 2010, December 31, 2009 and December 31, 2008, respectively. This substantial level of debt and other obligations could have significant adverse consequences on our business and future prospects, including the following:

  •
  we may not be able to obtain financing in the future for working capital, capital expenditures, acquisitions, debt service requirements or other purposes;

  •
  we may not be able to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to service the debt;

  •
  we could become more vulnerable to general adverse economic and industry conditions, including increases in interest rates, particularly given our substantial indebtedness, some of which bears interest at variable rates;

  •
  we may not be able to meet financial ratios or satisfy certain other conditions included in our bank credit agreements due to market conditions or other events beyond our control, which could result in our inability to meet requirements for borrowings under our bank credit agreements or a default under these agreements and trigger cross default provisions in our other debt instruments;

  •
  less levered competitors could have a competitive advantage because they have lower debt service requirements; and

  •
  we may be less able to take advantage of significant business opportunities and to react to changes in market or industry conditions than our competitors.

Our overall debt level and/or market conditions could lead the credit rating agencies to lower our corporate credit ratings below current levels and possibly below investment grade.

        Our high leverage level and/or market conditions could lead the credit rating agencies to downgrade our credit ratings below current levels and possibly to non-investment grade levels. Such ratings levels could limit our ability to refinance our existing debt, cause us to issue debt with less favorable terms and conditions and increase certain fees we pay under our credit facilities. In addition, such ratings levels could negatively impact current and prospective customers' willingness to transact business with us. Suppliers may lower or eliminate the level of credit provided through payment terms when dealing with us thereby increasing the need for higher levels of cash on hand, which would decrease our ability to repay debt balances. The Macondo well incident could result in a reduction of our credit ratings by the ratings agencies. Both Moody's Investors Service and Standard & Poor's recently downgraded their ratings of our senior unsecured debt with a negative outlook. We cannot provide assurance that our credit ratings will not be downgraded in the future. See "The Macondo well incident could result in increased expenses and decreased revenues, which could ultimately have a material adverse effect on us."

We have significant carrying amounts of goodwill and long-lived assets that are subject to impairment testing.

        At June 30, 2010, the carrying amount of our property and equipment was $22.5 billion, representing 60% of our total assets, and the carrying amount of our goodwill was $8.1 billion, representing 22% of our total assets. In accordance with our critical accounting policies, we review our property and equipment for impairment when events or changes in circumstances indicate that carrying amounts of our assets held and used may not be recoverable, and we conduct impairment testing for our goodwill when events and circumstances indicate that the fair value of a reporting unit may have fallen below its carrying amount.

        Our industry has historically been cyclical and is impacted by oil and gas price levels and volatility. There have been periods of high demand, short rig supply and high dayrates, followed by periods of low demand, excess rig supply and low dayrates. Changes in commodity prices can have a dramatic effect on rig demand, and periods of excess rig supply intensify the competition in the industry and often result in rigs being idle for long periods of time. We have previously experienced weakness in our Midwater Floater, High Specification Jackup and Standard Jackup markets. Additionally, uncertainties have recently developed, particularly with regard to our High-Specification Floater fleet, as a result of the drilling moratorium in the U.S. Gulf of Mexico. We have idled and stacked rigs in several classes of our fleet, and may in the future, idle or stack additional rigs or enter into lower dayrate contracts in response to market conditions.

        During prior periods of high utilization and dayrates, industry participants have increased the supply of rigs by ordering the construction of new units. This has typically resulted in an oversupply of drilling units and has caused a subsequent decline in utilization and dayrates, sometimes for extended periods of time. There are numerous high specification rigs and jackups under contract for construction. The entry into service of these new units will increase supply and could curtail a strengthening or trigger a reduction in dayrates as these rigs are absorbed into the active fleet. Any further increase in construction of new drilling units would likely exacerbate the negative impact on utilization and dayrates. Lower utilization and dayrates could adversely affect our revenues and profitability. Prolonged periods of low utilization and dayrates could also result in the recognition of impairment charges on certain classes of our drilling rigs or our goodwill balance if future cash flow estimates, based upon information available to management at the time, indicate that the carrying values of these rigs, goodwill or other intangible assets may not be recoverable.

We are subject to litigation that, if not resolved in our favor and not sufficiently insured against, could have a material adverse effect on us.

        We are subject to a variety of litigation and may be sued in additional cases. Numerous lawsuits have been filed against us and unaffiliated defendants related to the Macondo well incident, and we expect additional lawsuits to be filed. See "The Macondo well incident could result in increased expenses and decreased revenues, which could ultimately have a material adverse effect on us." Certain of our subsidiaries are named as defendants in numerous lawsuits alleging personal injury as a result of exposure to asbestos or toxic fumes or resulting from other occupational diseases, such as silicosis, and various other medical issues that can remain undiscovered for a considerable amount of time. Some of these subsidiaries that have been put on notice of potential liabilities have no assets. Our patent for dual-activity technology has been challenged, and we have been accused of infringing other patents. Other subsidiaries are subject to litigation relating to environmental damage. We cannot predict the outcome of the cases involving those subsidiaries or the potential costs to resolve them. Insurance may not be applicable or sufficient in all cases, insurers may not remain solvent, and policies may not be located. Suits against non-asset-owning subsidiaries have and may in the future give rise to alter ego or successor-in-interest claims against us and our asset-owning subsidiaries to the extent a subsidiary is unable to pay a claim or insurance is not available or sufficient to cover the claims. To the extent that one or more pending or future litigation matters is not resolved in our favor and is not covered by insurance, a material adverse effect on our financial results and condition could result.

Public health threats could have a material adverse effect on our operations and our financial results.

        Public health threats, such as the H1N1 flu virus, Severe Acute Respiratory Syndrome and other highly communicable diseases, outbreaks of which have already occurred in various parts of the world in which we operate, could adversely impact our operations, the operations of our customers and the global economy, including the worldwide demand for oil and natural gas and the level of demand for our services. Any quarantine of personnel or inability to access our offices or rigs could adversely affect our operations. Travel restrictions or operational problems in any part of the world in which we operate, or any reduction in the demand for drilling services caused by public health threats in the future, may materially impact operations and adversely affect our financial results.

Compliance with or breach of environmental laws can be costly and could limit our operations.

        Our operations are subject to regulations controlling the discharge of materials into the environment, requiring removal and cleanup of materials that may harm the environment or otherwise relating to the protection of the environment. For example, as an operator of mobile offshore drilling units in navigable U.S. waters and some offshore areas, we may be liable for damages and costs incurred in connection with oil spills or waste disposals related to those operations. Laws and regulations protecting the environment have become more stringent in recent years, and may in some cases impose strict liability, rendering a person liable for environmental damage without regard to negligence. These laws and regulations may expose us to liability for the conduct of or conditions caused by others or for acts that were in compliance with all applicable laws at the time they were performed. The application of these requirements or the adoption of new requirements could have a material adverse effect on our consolidated statement of financial position, results of operations or cash flows.

        We have generally been able to obtain some degree of contractual indemnification pursuant to which our customers agree to protect and indemnify us against liability for pollution, well and environmental damages; however, there is no assurance that we can obtain such indemnities in all of our contracts or that, in the event of extensive pollution and environmental damages, our customers will have the financial capability to fulfill their contractual obligations to us. Also, these indemnities may not be enforceable in all instances.

Our ability to operate our rigs in the U.S. Gulf of Mexico could be restricted by governmental regulation.

        Hurricanes Ivan, Katrina and Rita in 2005 and Hurricanes Gustav and Ike in 2008 caused damage to a number of rigs in the U.S. Gulf of Mexico. Rigs that were moved off location by the storms damaged platforms, pipelines, wellheads and other drilling rigs. In 2006, the Minerals Management Service of the U.S. Department of the Interior, now the BOE, issued interim guidelines requiring that semisubmersibles operating in the U.S. Gulf of Mexico assess their mooring systems against stricter criteria. In 2007, additional guidelines were issued which impose stricter criteria, requiring rigs to meet 25-year storm conditions. Although all of our semisubmersibles currently operating in the U.S. Gulf of Mexico meet the 2007 requirements, these guidelines may negatively impact our ability to operate other semisubmersibles in the U.S. Gulf of Mexico in the future. In response to the Macondo well incident, the U.S. government has implemented a six-month moratorium on certain drilling activities in the U.S. Gulf of Mexico. For more information, please read "The moratorium on drilling operations in the U.S Gulf of Mexico and potential new related regulations could materially and adversely affect our business." Moreover, the BOE may issue additional regulations that could increase the cost of operations or reduce the area of operations for our rigs in the future, thus reducing their marketability. Implementation of additional BOE regulations may subject us to increased costs or limit the operational capabilities of our rigs and could materially and adversely affect our operations in the U.S. Gulf of Mexico.

Acts of terrorism and social unrest could affect the markets for drilling services.

        Acts of terrorism and social unrest, brought about by world political events or otherwise, have caused instability in the world's financial and insurance markets in the past and may occur in the future. Such acts could be directed against companies such as ours. In addition, acts of terrorism and social unrest could lead to increased volatility in prices for crude oil and natural gas and could affect the markets for drilling services. Insurance premiums could increase and coverages may be unavailable in the future. U.S. government regulations may effectively preclude us from actively engaging in business activities in certain countries. These regulations could be amended to cover countries where we currently operate or where we may wish to operate in the future.

Other risks

A change in tax laws, treaties or regulations, or their interpretation, of any country in which we operate could result in a higher tax rate on our worldwide earnings, which could result in a significant negative impact on our earnings and cash flows from operations.

        We operate worldwide through our various subsidiaries. Consequently, we are subject to changes in applicable tax laws, treaties or regulations in the jurisdictions in which we operate, which could include laws or policies directed toward companies organized in jurisdictions with low tax rates. A material change in the tax laws or policies, or their interpretation, of any country in which we have significant operations, or in which we are incorporated or resident, could result in a higher effective tax rate on our worldwide earnings and such change could be significant to our financial results.

        Tax legislative proposals intending to eliminate some perceived tax advantages of companies that have legal domiciles outside the U.S. but have certain U.S. connections have repeatedly been introduced in the U.S. Congress. Recent examples include, but are not limited to, legislative proposals that would broaden the circumstances in which a non-U.S. company would be considered a U.S. resident and proposals that could override certain tax treaties and limit treaty benefits on certain payments by U.S. subsidiaries to non-U.S. affiliates.

        Our company has come under investigation by two U.S. congressional committees, the Senate Finance Committee and the Senate Permanent Subcommittee on Investigations. These committees have launched separate investigations into our tax practices, specifically including but not limited to the U.S. tax implications of our change of jurisdiction of incorporation to the Cayman Islands in 1999 and to Switzerland in 2008. We are cooperating with the committees and responding to their inquiries. The outcome of the investigations is uncertain. A resulting material change in tax laws or policies, or their interpretation, could result in a higher effective tax rate on our worldwide earnings and such change could be significant to our financial results.

U.S. tax authorities could treat us as a "passive foreign investment company," which could have adverse U.S. federal income tax consequences to U.S. holders.

        A foreign corporation will be treated as a "passive foreign investment company," or PFIC, for U.S. federal income tax purposes if either (1) at least 75% of its gross income for any taxable year consists of certain types of "passive income" or (2) at least 50% of the average value of the corporation's assets produce or are held for the production of those types of "passive income." For purposes of these tests, "passive income" includes dividends, interest and gains from the sale or exchange of investment property and certain rents and royalties, but does not include income derived from the performance of services.

        We believe that we have not been and will not be a PFIC with respect to any taxable year. Based upon our operations as described herein, our income from offshore contract drilling services should be treated as services income for purposes of determining whether we are a PFIC. Accordingly, we believe that our income from our offshore contract drilling services should not constitute "passive income," and the assets that we own and operate in connection with the production of that income should not constitute passive assets.

        There is significant legal authority supporting this position, including statutory provisions, legislative history, case law and U.S. Internal Revenue Service ("IRS") pronouncements concerning the characterization, for other tax purposes, of income derived from services where a substantial component of such income is attributable to the value of the property or equipment used in connection with providing such services. It should be noted, however, that a recent case and an IRS pronouncement which relies on the recent case characterize income from time chartering of vessels as rental income rather than services income for other tax purposes. However, the IRS subsequently has formally announced that it does not agree with the decision in that case. Moreover, we believe that the terms of the time charters in the recent case differ in material respects from the terms of our drilling contracts with customers. No assurance can be given that the IRS or a court will accept our position, and there is a risk that the IRS or a court could determine that we are a PFIC.

        If we were to be treated as a PFIC for any taxable year, our U.S. shareholders would face adverse U.S. tax consequences. Under the PFIC rules, unless a shareholder makes certain elections available under the Internal Revenue Code of 1986, as amended (which elections could themselves have adverse consequences for such shareholder), such shareholder would be liable to pay U.S. federal income tax at the highest applicable income tax rates on ordinary income upon the receipt of excess distributions (as defined for U.S. tax purposes) and upon any gain from the disposition of our shares, plus interest on such amounts, as if such excess distribution or gain had been recognized ratably over the shareholder's holding period of our shares. In addition, under applicable statutory provisions, the preferential 15% tax rate on "qualified dividend income," which applies to dividends paid to non-corporate shareholders prior to 2011, does not apply to dividends paid by a foreign corporation if the foreign corporation is a PFIC for the taxable year in which the dividend is paid or the preceding taxable year.

A loss of a major tax dispute or a successful tax challenge to our operating structure, intercompany pricing policies or the taxable presence of our key subsidiaries in certain countries could result in a higher tax rate on our worldwide earnings, which could result in a significant negative impact on our earnings and cash flows from operations.

        We are a Swiss corporation that operates through our various subsidiaries in a number of countries throughout the world. Consequently, we are subject to tax laws, treaties and regulations in and between the countries in which we operate. Our income taxes are based upon the applicable tax laws and tax rates in effect in the countries in which we operate and earn income as well as upon our operating structures in these countries.

        Our income tax returns are subject to review and examination. We do not recognize the benefit of income tax positions we believe are more likely than not to be disallowed upon challenge by a tax authority. If any tax authority successfully challenges our operational structure, intercompany pricing policies or the taxable presence of our key subsidiaries in certain countries; or if the terms of certain income tax treaties are interpreted in a manner that is adverse to our structure; or if we lose a material tax dispute in any country, particularly in the U.S., Norway or Brazil, our effective tax rate on our worldwide earnings could increase substantially and our earnings and cash flows from operations could be materially adversely affected. For example, there is considerable uncertainty as to the activities that constitute being engaged in a trade or business within the U.S. (or maintaining a permanent establishment under an applicable treaty), so we cannot be certain that the IRS will not contend successfully that we or any of our key subsidiaries were or are engaged in a trade or business in the U.S. (or, when applicable, maintained or maintains a permanent establishment in the U.S.). If we or any of our key subsidiaries were considered to have been engaged in a trade or business in the U.S. (when applicable, through a permanent establishment), we could be subject to U.S. corporate income and additional branch profits taxes on the portion of our earnings effectively connected to such U.S. business during the period in which this was considered to have occurred, in which case our effective tax rate on worldwide earnings for that period could increase substantially, and our earnings and cash flows from operations for that period could be adversely affected.

        Our company has come under investigation by two U.S. congressional committees, the Senate Finance Committee and the Senate Permanent Subcommittee on Investigations. These committees have launched separate investigations into our tax practices, specifically including but not limited to the U.S. tax implications of our change of jurisdiction of incorporation to the Cayman Islands in 1999 and to Switzerland in 2008. We are cooperating with the committees and responding to their inquiries. The outcome of the investigations is uncertain. A resulting material change in tax laws or policies, or their interpretation, or a successful challenge to our operating structure, could result in a substantially higher effective tax rate on our worldwide earnings and such change could be significant to our financial results.

We may be limited in our use of net operating losses.

        Our ability to benefit from our deferred tax assets depends on us having sufficient future earnings to utilize our net operating loss ("NOL") carryforwards before they expire. We have established a valuation allowance against the future tax benefit for a number of our foreign NOL carryforwards, and we could be required to record an additional valuation allowance against our foreign or U.S. deferred tax assets if market conditions change materially and, as a result, our future earnings are, or are projected to be, significantly less than we currently estimate. Our NOL carryforwards are subject to review and potential disallowance upon audit by the tax authorities of the jurisdictions where the NOLs are incurred.

Our status as a Swiss corporation may limit our flexibility with respect to certain aspects of capital management and may cause us to be unable to make distributions or repurchase shares without subjecting our shareholders to Swiss withholding tax.

        Swiss law allows our shareholders to authorize share capital that can be issued by the board of directors without additional shareholder approval, but this authorization is limited to 50% of the existing registered share capital and must be renewed by the shareholders every two years. Our current authorized share capital expires on December 18, 2010. Additionally, subject to specified exceptions, Swiss law grants preemptive rights to existing shareholders to subscribe for new issuances of shares. Swiss law also does not provide as much flexibility in the various terms that can attach to different classes of shares as the laws of some other jurisdictions. In the event we need to raise common equity capital at a time when the trading price of our shares is below the par value of the shares (currently CHF 15, equivalent to U.S. $15 based on a foreign exchange rate of CHF 1.00 to $1.00 on September 14, 2010), we will need to obtain approval of shareholders to decrease the par value of our shares or issue another class of shares with a lower par value. Any reduction in par value would decrease our par value available for future repayment of share capital not subject to Swiss withholding tax. Swiss law also reserves for approval by shareholders certain corporate actions over which a board of directors would have authority in some other jurisdictions. For example, dividends must be approved by shareholders. These Swiss law requirements relating to our capital management may limit our flexibility, and situations may arise where greater flexibility would have provided substantial benefits to our shareholders.

        If we are not successful in our efforts to make distributions, if any, through a reduction of par value or, after January 1, 2011, make distributions, if any, out of qualifying additional paid-in capital as shown on Transocean Ltd.'s standalone Swiss statutory financial statements, then any dividends paid by us will generally be subject to a Swiss federal withholding tax at a rate of 35%. Payment of a capital distribution in the form of a par value reduction is not subject to Swiss withholding tax. However, we may not be able to meet the legal requirements for a reduction in par value. On August 13, 2010, the Commercial Register of the Canton of Zug rejected our application to register the first of four planned partial par value reductions previously approved by our shareholders in an amount of CHF 0.86 per issued share, equal to approximately U.S. $0.86 (using an exchange rate of U.S. $1.00 to CHF 1.00 as of the close of trading on September 14, 2010). The Commercial Register's rejection is related to the fact that Transocean Ltd. has been served in Switzerland with several complaints from lawsuits filed in the U.S. We continue to believe that all prerequisites for the registration of the first par value reduction have been satisfied and have appealed the decision of the Commercial Register. Without effective registration of the applicable par value reduction, we will not be able to proceed with the payment of the first or any subsequent installment of our cash distribution to shareholders. The Swiss withholding tax rules could also be changed in the future. In addition, over the long term, the amount of par value available for us to use for par value reductions or the amount of qualifying additional paid-in capital available for us to pay out as distributions will be limited. If we are unable to make a distribution through a reduction in par value or, after January 1, 2011, make a distribution out of qualifying additional paid-in capital as shown on Transocean Ltd.'s standalone Swiss statutory financial statements, we may not be able to make distributions without subjecting our shareholders to Swiss withholding taxes.

        Under present Swiss tax law, repurchases of shares for the purposes of capital reduction are treated as a partial liquidation subject to a 35% Swiss withholding tax on the difference between the repurchase price and the par value. At our 2009 annual general meeting, our shareholders approved the repurchase of up to 3.5 billion Swiss francs of our shares for cancellation (the "Share Repurchase Program"). On February 12, 2010, our board of directors authorized our management to implement the Share Repurchase Program. We may repurchase shares under the Share Repurchase Program via a second trading line on the SIX from institutional investors who are generally able to receive a full refund of the Swiss withholding tax. Alternatively, in relation to the U.S. market, we may repurchase shares under the Share Repurchase Program using an alternative procedure pursuant to which we can repurchase shares under the Share Repurchase Program via a "virtual second trading line" from market players (in particular, banks and institutional investors) who are generally entitled to receive a full refund of the Swiss withholding tax. There may not be sufficient liquidity in our shares on the SIX to repurchase the amount of shares that we would like to repurchase using the second trading line on the SIX. In addition, our ability to use the "virtual second trading line" is limited to the share repurchase program currently approved by our shareholders, and any use of the "virtual second trading line" with respect to future share repurchase programs will require the approval of the competent Swiss tax and other authorities. We may not be able to repurchase as many shares as we would like to repurchase for purposes of capital reduction on either the "virtual second trading line" or, in the future, a SIX second trading line without subjecting the selling shareholders to Swiss withholding taxes. We have agreed not to repurchase any additional shares under the Share Repurchase Program without 30 days' notice to the DOJ. See "Many investigations are ongoing in connection with the Macondo well incident, the outcome of which is unknown and could have a material adverse effect on us."

We are subject to anti-takeover provisions.

        Our articles of association and Swiss law contain provisions that could prevent or delay an acquisition of the company by means of a tender offer, a proxy contest or otherwise. These provisions may also adversely affect prevailing market prices for our shares. These provisions, among other things:

  •
  classify our board into three classes of directors, which serve staggered three-year periods;

  •
  provide that the board of directors is authorized, at any time during a maximum two-year period (currently scheduled to expire on December 18, 2010), to issue a number of shares of up to 50% of the share capital registered in the commercial register and to limit or withdraw the preemptive rights of existing shareholders in various circumstances, including (1) following a shareholder or group of shareholders acting in concert having acquired in excess of 15% of the share capital registered in the commercial register without having submitted a takeover proposal to shareholders that is recommended by the board of directors or (2) for purposes of the defense of an actual, threatened or potential unsolicited takeover bid, in relation to which the board of directors has, upon consultation with an independent financial adviser retained by the board of directors, not recommended acceptance to the shareholders;

  •
  provide that we may, at any time, issue a number of shares up to 50% of the share capital registered in the commercial register in connection with bonds, notes, warrants and other financial instruments or contractual obligations convertible into or exercisable for shares and to withdraw or limit the advance subscription rights of shareholders with respect to shares issued from our conditional share capital if the issuance is for purposes of the acquisition of an enterprise or business, the financing or refinancing of any such transactions, or if the issuance occurs in national or international capital markets or through a private placement;

  •
  provide that any shareholder who wishes to propose any business or to nominate a person or persons for election as director at any annual meeting may only do so if advance notice is given to Transocean;

  •
  provide that directors can be removed from office only by the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote;

  •
  provide that a merger or demerger transaction requires the affirmative vote of the holders of at least 66 2/3% of the shares represented at the meeting and provide for the possibility of a so-called "cashout" or "squeezeout" merger if the acquirer controls 90% of the outstanding shares entitled to vote at the meeting;

  •
  provide that any action required or permitted to be taken by the holders of shares must be taken at a duly called annual or extraordinary general meeting of shareholders;

  •
  limit the ability of our shareholders to amend or repeal some provisions of our articles of association; and

  •
  impose special shareholder approval requirements for transactions between us and an "interested shareholder," which is generally defined as a shareholder that, together with its affiliates and associates, beneficially, directly or indirectly, owns 15% or more of our shares entitled to vote at a general meeting.

        We or Transocean Inc. may also sell treasury shares at any time.

USE OF PROCEEDS

        Unless the issuers inform you otherwise in the prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including:

  •
  repayment or refinancing of debt,

  •
  acquisitions,

  •
  working capital,

  •
  capital expenditures and repurchases, and

  •
  redemptions of securities.

        Pending any specific application, the issuers may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table presents our historical ratio of earnings to fixed charges for the six-month period ended June 30, 2010 and for each of the years in the five-year period ended December 31, 2009.

		Years ended December 31,
	Six months ended June 30, 2010
		2009	2008	2007	2006	2005
Historical ratio of earnings to fixed charges	5.72x	6.36x	6.67x	12.95x	12.28x	7.61x

        We have computed the ratios of earnings to fixed charges shown above by dividing earnings by fixed charges. For this purpose, "earnings" is the amount resulting from adding (a) income from continuing operations before income tax expense, (b) fixed charges, (c) amortization of capitalized interest, and (d) distributed earnings of unconsolidated affiliates; and then subtracting (a) capitalized interest, (b) equity in earnings or losses of unconsolidated affiliates, and (c) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. "Fixed charges" is the amount resulting from adding (a) interest expense, (b) amortization of debt discount or premium, (c) capitalized interest and (d) and an estimate of the interest component of rent expense. Interest expense excludes interest on unrecognized tax benefits related to uncertain tax positions, as such amounts are recognized in income tax expense and are immaterial.

        Our ratios of earnings to fixed charges and preferred stock dividends for the six-month period ended June 30, 2010 and for each of the years in the five-year period ended December 31, 2009 are the same as the ratios of earnings to fixed charges because we had no preferred stock outstanding for any of the periods presented.

 DESCRIPTION OF TRANSOCEAN INC. DEBT SECURITIES
AND TRANSOCEAN LTD. GUARANTEE

        The debt securities covered by this prospectus will be the general unsecured obligations of Transocean Inc. Transocean Inc. may issue two types of debt securities, senior or subordinated. The exact terms of the debt securities will be described in a prospectus supplement. The senior debt securities will be issued under an indenture dated December 11, 2007, among Transocean Ltd., Transocean Inc. and Wells Fargo Bank, National Association, as trustee, as supplemented. We refer to such indenture as the senior indenture. The senior debt securities will be guaranteed by Transocean Ltd. The subordinated debt securities will be issued under an indenture that will be entered into with a trustee and will be described in the prospectus supplement for those debt securities. We refer to any such indenture as a subordinated indenture. The subordinated debt securities may be guaranteed by Transocean Ltd. We refer to the senior indenture and the subordinated indentures collectively as the indentures. The indentures are substantially identical, except for provisions relating to subordination. The senior debt securities will constitute senior debt and will rank equally with all of Transocean Inc.'s unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, Transocean Inc.'s senior debt (as defined with respect to the series of subordinated debt securities) and may rank equally with or senior or junior to Transocean Inc.'s other subordinated debt that may be outstanding from time to time.

        We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the senior indenture and the form of subordinated indenture with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. Please read "Where You Can Find More Information."

Provisions Applicable to Each Indenture

        General.    The indentures do not limit the amount of debt securities that may be issued under that indenture, and do not limit the amount of other unsecured debt or securities that Transocean Inc. may issue. Transocean Inc. may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance. The indentures also give Transocean Inc. the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series.

        Unless we inform you otherwise in the applicable prospectus supplement, the indentures do not contain any covenants or other provisions designed to protect holders of the debt securities in the event Transocean Inc. participates in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders the right to require Transocean Inc. to repurchase their securities in the event of a decline in its credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

        Transocean Ltd. Guarantee.    Transocean Ltd. has irrevocably and unconditionally guaranteed the obligations of Transocean Inc. under the senior indenture and the debt securities issued thereunder and may irrevocably and unconditionally guarantee the obligations of Transocean Inc. under the subordinated indenture and the debt securities issued thereunder. Unless otherwise set forth in the applicable prospectus supplement, Transocean Ltd.'s guarantee of the Transocean Inc. senior debt securities will be an unsecured obligation of Transocean Ltd. and will rank equally with all of its other unsecured and unsubordinated debt. Unless otherwise set forth in the applicable prospectus supplement, Transocean Ltd.'s guarantee of the Transocean Inc. subordinated debt securities will be an unsecured obligation of Transocean Ltd., subordinated in right of payment to the prior payment in full of all Transocean Ltd. senior debt.

        Terms.    The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  whether the debt securities will be senior or subordinated debt securities;

  •
  the title of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global debt securities held by a depositary on behalf of holders;

  •
  the date or dates on which the principal of and any premium on the debt securities will be payable;

  •
  any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

  •
  any right to extend or defer the interest payment periods and the duration of the extension;

  •
  whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

  •
  the place or places where payments on the debt securities will be payable;

  •
  any provisions for optional redemption or early repayment;

  •
  any sinking fund or other provisions that would require the redemption, purchase or repayment of debt securities;

  •
  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples thereof;

  •
  whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

  •
  the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

  •
  whether the debt securities are defeasible in the matter described below under "—Defeasance," and any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

  •
  any changes or additions to the events of default or covenants described in this prospectus;

  •
  any restrictions or other provisions relating to the transfer or exchange of debt securities;

  •
  any terms for the conversion or exchange of the debt securities for other securities of Transocean Inc., Transocean Ltd. or any other entity;

  •
  with respect to any subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

  •
  any other terms of the debt securities not prohibited by the applicable indenture.

        Transocean Inc. may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If Transocean Inc. sells these debt securities, it will describe in the prospectus supplement any material U.S. federal income tax consequences and other special considerations.

        If Transocean Inc. sells any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, it will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

        Consolidation, Merger and Sale of Assets.    The indentures generally permit a consolidation, merger or scheme of arrangement qualifying as an amalgamation between Transocean Inc. and another entity. They also permit Transocean Inc. to sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets. Transocean Inc. has agreed, however, that it will not consolidate with, merge into or complete a scheme of arrangement qualifying as an amalgamation with any entity or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any entity unless:

  •
  immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction; and

  •
  if Transocean Inc. is not the continuing entity, the resulting entity or transferee assumes the due and punctual payments on the debt securities and the performance of Transocean Inc.'s covenants and obligations under the indenture and the debt securities.

        Upon any such consolidation, merger or scheme of arrangement qualifying as an amalgamation in which Transocean Inc. is not the continuing entity or any such asset sale, lease, conveyance, transfer or disposition involving Transocean Inc., the resulting entity or transferee will be substituted for Transocean Inc. under the applicable indenture and debt securities. In the case of an asset sale, conveyance, transfer or disposition other than a lease, Transocean Inc. will be released from the applicable indenture.

        Events of Default.    Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

  •
  failure to pay interest when due on that series of debt securities for 30 days;

  •
  failure to pay principal of or any premium on that series of debt securities when due;

  •
  failure to make any sinking fund payment when required for that series for 30 days;

  •
  failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of one or more other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

  •
  specified events involving bankruptcy, insolvency or reorganization of Transocean Inc.; and

  •
  any other event of default provided for that series of debt securities.

        A default under one series of debt securities will not necessarily be a default under another series. The indentures provide that the trustee generally must mail notice of a default or event of default of which it has actual knowledge to the registered holders of the applicable debt securities within 90 days of occurrence. However, the trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

        If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. If any other event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the event of default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.

        A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

  •
  the holder gives the trustee written notice of a continuing event of default for that series;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

  •
  the holders offer to the trustee indemnity satisfactory to the trustee;

  •
  the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

  •
  during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

        This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

        In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

  •
  with respect to debt securities of a series, conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee relating to or arising as a result of specified events of default; or

  •
  with respect to all debt securities issued under the applicable indenture that are affected, conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee relating to or arising other than as a result of such specified events of default.

        The trustee, however, may refuse to follow any such direction that conflicts with law or the indentures, is unduly prejudicial to the rights of other holders of the debt securities, or would expose the trustee to personal liability. In addition, prior to acting at the direction of holders, the trustee will be entitled to be indemnified by those holders against any loss and expenses caused thereby.

        The indentures require Transocean Inc. to file each year with the trustee a written statement as to its compliance with the covenants contained in the applicable indenture.

        Modification and Waiver.    Each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security issued under the indenture and affected, however, no modification to that indenture may:

  •
  reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the rate of or change the time for payment of interest on the debt security;

  •
  reduce the principal of the debt security or change its stated maturity;

  •
  reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

  •
  change any obligation to pay additional amounts on the debt security;

  •
  make payments on the debt security payable in currency other than as originally stated in the debt security;

  •
  impair the holder's right to institute suit for the enforcement of any payment on the debt security;

  •
  make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

  •
  with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security; or

  •
  waive a continuing default or event of default regarding any payment on the debt securities.

        Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

  •
  to cure any ambiguity, omission, defect or inconsistency;

  •
  to provide for the assumption of Transocean Inc.'s obligations under the indenture by a successor upon any merger, consolidation or scheme of arrangement qualifying as an amalgamation or asset sale, lease, conveyance, transfer or other disposition of all or substantially all of Transocean Inc.'s assets, in each case as permitted under the indenture;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

  •
  to provide any security for, any guarantees of or any additional obligors on any series of debt securities;

  •
  to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

  •
  to add covenants that would benefit the holders of any debt securities or to surrender any rights Transocean Inc. has under the indenture;

  •
  to add events of default with respect to any debt securities;

  •
  to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; provided, that any change made solely to conform the provisions of the indenture to a description of debt securities in a prospectus supplement will not be deemed to adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; and

  •
  to supplement the provisions of an indenture to permit or facilitate defeasance or discharge of securities that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect.

        The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

        Defeasance.    When Transocean Inc. uses the term defeasance, it means discharge from some or all of its obligations under an indenture. Transocean Inc. will inform you in the applicable prospectus supplement if defeasance provisions apply to a series of debt securities. For such debt securities, if any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at Transocean Inc.'s option, either of the following will occur:

  •
  Transocean Inc. will be discharged from its obligations with respect to the debt securities of that series ("legal defeasance"); or

  •
  Transocean Inc. will no longer have any obligation to comply with the consolidation, merger, scheme of arrangement and sale of assets covenant and other specified covenants relating to the debt securities of that series, and the related events of default will no longer apply ("covenant defeasance").

        If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, Transocean Inc.'s obligation to pay principal, premium and interest on the debt securities will also survive.

        Unless it informs you otherwise in the prospectus supplement, Transocean Inc. will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If Transocean Inc. elects legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

        Governing Law.    New York law will govern the indentures and the debt securities.

        Trustee.    If an event of default occurs under an indenture and is continuing, the trustee under that indenture will be required to use the degree of care and skill of a prudent person in the conduct of that person's own affairs. The trustee will become obligated to exercise any of its powers under that indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity satisfactory to it.

        Each indenture contains limitations on the right of the trustee, if it becomes Transocean Inc.'s creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with Transocean Inc. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

        Form, Exchange, Registration and Transfer.    The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

        Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent Transocean Inc. designates. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

        The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents Transocean Inc. initially designates, Transocean Inc. may at any time rescind that designation or approve a change in the location through which any transfer agent acts. Transocean Inc. is required to maintain an office or agency for transfers and exchanges in each place of payment. Transocean Inc. may at any time designate additional transfer agents for any series of debt securities.

        In the case of any redemption, Transocean Inc. will not be required to register the transfer or exchange of:

  •
  any debt security during a period beginning 15 business days prior to the mailing of any notice of redemption or mandatory offer to repurchase and ending on the close of business on the day of mailing of such notice; or

  •
  any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

        Payment and Paying Agent.    Unless Transocean Inc. informs you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At the option of Transocean Inc., however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless Transocean Inc. informs you otherwise in a prospectus supplement, interest payments will be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

        Unless Transocean Inc. informs you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. Transocean Inc. may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after the due date to the date of that payment on the next succeeding business date. For these purposes, unless Transocean Inc. informs you otherwise in a prospectus supplement, a "business day" is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York or Houston, Texas or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

        Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to Transocean Inc. upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to Transocean Inc., holders entitled to the money must look to Transocean Inc. for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

        Notices.    Any notice required by the indentures to be provided to holders of the debt securities will be given by mail to the registered holders at the addresses as they appear in the security register.

        Replacement of Debt Securities.    Transocean Inc. will replace any debt securities that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the mutilated debt securities or evidence of the loss, theft or destruction satisfactory to Transocean Inc. and the trustee. In the case of a lost, stolen or destroyed debt security, indemnity satisfactory to the trustee and Transocean Inc. may be required at the expense of the holder of the debt securities before a replacement debt security will be issued.

        Book-Entry Debt Securities.    The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. Transocean Inc. will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Provisions Applicable Solely to Subordinated Debt Securities

        Subordination.    Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt, as described below. Unless Transocean Inc. informs you otherwise in the prospectus supplement, Transocean Inc. may not make any payment of principal of or any premium or interest on the subordinated debt securities if Transocean Inc. fails to pay the principal, interest, premium or any other amounts on any Senior Debt when due.

        The subordination does not affect Transocean Inc.'s obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

        The subordinated indenture does not limit the amount of Senior Debt that Transocean Inc. may incur. As a result of the subordination of the subordinated debt securities, if Transocean Inc. becomes insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

        Unless Transocean Inc. informs you otherwise in a prospectus supplement, "Senior Debt" will mean all debt, including guarantees, of Transocean Inc., unless the debt states that it is not senior to the subordinated debt securities or Transocean Inc.'s other junior debt. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under a subordinated indenture.

 DESCRIPTION OF TRANSOCEAN LTD. SHARES

        The following description of the share capital of Transocean Ltd. is a summary. This summary is not complete and is subject to the complete text of our articles of association. We encourage you to read those documents carefully.

Description of Share Capital

        Issued Share Capital.    As of September 10, 2010, the share capital of Transocean Ltd. registered in the commercial register was 5,028,529,470 Swiss francs, divided into 335,235,298 registered shares, par value 15.00 Swiss francs per share. The issued shares are fully paid, non-assessable, and rank pari passu with each other and all other shares.

        Authorized Share Capital.    Our board of directors is authorized to issue new shares at any time during a two-year period ending December 18, 2010 and thereby increase the share capital, without shareholder approval, by a maximum amount of 50% of our share capital registered in the commercial register, which is 2,514,264,735 Swiss francs, or 167,617,649 shares. After the expiration of this initial two-year period, and each subsequent two-year period, if any, authorized share capital will be available to the board of directors for issuance of additional shares only if the authorization is reapproved by the shareholders. Our authorized share capital expires on December 18, 2010.

        Our board of directors determines the time of the issuance, the issuance price, the manner in which the new shares have to be paid in, the date from which the new shares carry the right to dividends and, subject to the provisions of our articles of association, the conditions for the exercise of the preemptive rights with respect to the issuance and the allotment of preemptive rights that are not exercised. The board of directors may allow preemptive rights that are not exercised to expire, or it may place such rights or shares, the preemptive rights in respect of which have not been exercised, at market conditions or use them otherwise in our interest. For further information on preemptive rights with respect to our authorized share capital, see "—Preemptive Rights and Advance Subscription Rights" below.

        Conditional Share Capital.    Our articles of association provide for a conditional share capital that allows the issuance by us of additional shares up to a maximum amount of 50% of the share capital registered in the commercial register, which is 2,514,264,735 Swiss francs, or 167,617,649 shares, without obtaining additional shareholder approval. These shares may be issued through:

  •
  the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations by or of us or any of our subsidiaries or any of our respective predecessors; or

  •
  in connection with the issuance of shares, options or other share-based awards to directors, employees, contractors, consultants or other persons providing services to us or our subsidiaries or any of our respective predecessors.

        For information on preemptive rights with respect to our conditional share capital, see "—Preemptive Rights and Advance Subscription Rights" below.

        Other Classes or Series of Shares.    The board of directors may not create shares with increased voting powers without the affirmative resolution adopted by shareholders holding at least 66 2/3% of the voting rights and an absolute majority of the par value of the shares, each as represented (in person or by proxy) at a general meeting of the shareholders. The board of directors may create preferred stock with the vote of a majority of the votes cast at a general meeting of our shareholders (not counting broker non-votes, abstentions and blank or invalid ballots).

Preemptive Rights and Advance Subscription Rights

        Under the Swiss Code of Obligations (the "Swiss Code"), the prior approval of a general meeting of shareholders is generally required to authorize, for later issuance, the issuance of shares, or rights to subscribe for, or convert into, shares (which rights may be connected to debt instruments or other obligations). In addition, the existing shareholders will have preemptive rights in relation to such shares or rights in proportion to the respective par values of their holdings. The shareholders may, with the affirmative vote of shareholders holding 66 2/3% of the voting rights and a majority of the par value of the shares represented at the general meeting, withdraw or limit the preemptive rights for valid reasons (such as a merger, an acquisition or any of the reasons authorizing the board of directors to withdraw or limit the preemptive rights of shareholders in the context of an authorized capital increase as described below).

        If the general meeting of shareholders has approved the creation of authorized or conditional capital, it thereby delegates the decision whether to withdraw or limit the preemptive and advance subscription rights for valid reasons to the board of directors. Our articles of association provide for this delegation with respect to our authorized and conditional share capital in the circumstances described below under "—Authorized Share Capital" and "—Conditional Share Capital."

        Authorized Share Capital.    At any time until December 18, 2010, the board of directors is authorized to withdraw or limit the preemptive rights with respect to the issuance of shares from authorized capital if:

  •
  the issue price of the new shares is determined by reference to the market price;

  •
  the shares are issued in connection with the acquisition of an enterprise or business or any part of an enterprise or business, the financing or refinancing of any such transactions or the financing of our new investment plans;

  •
  the shares are issued in connection with the intended broadening of the shareholder constituency of the company in certain financial or investor markets, for the purposes of the participation of strategic partners, or in connection with the listing of the shares on domestic or foreign stock exchanges;

  •
  in connection with a placement or sale of shares, the grant of an over-allotment option of up to 20% of the total number of shares in a placement or sale of shares to the initial purchasers or underwriters;

  •
  for the participation of directors, employees, contractors, consultants and other persons performing services for our benefit; or

  •
  either (1) following a shareholder or group of shareholders acting in concert having acquired in excess of 15% of the share capital recorded in the commercial register without having submitted a takeover proposal to shareholders that is recommended by the board of directors or (2) for purposes of the defense of an actual, threatened or potential unsolicited takeover bid, in relation to which the board of directors has, upon consultation with an independent financial adviser retained by the board of directors, not recommended acceptance to the shareholders.

        Conditional Share Capital.    In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations convertible into or exercisable or exchangeable for our shares, the preemptive rights of shareholders are excluded and the board of directors is authorized to withdraw or limit the advance subscription rights of shareholders with respect to shares issued from our conditional share capital if the issuance is for purposes of the acquisition of an enterprise or business, the financing or refinancing of any such transactions, or if the issuance occurs in national or international capital markets or through a private placement.

        If the advance subscription rights are withdrawn or limited:

  •
  the respective financial instruments or contractual obligations will be issued or entered into at market conditions;

  •
  the conversion, exchange or exercise price, if any, for instruments or obligations will be set with reference to the market conditions prevailing at the date on which the instruments or obligations are issued or entered into; and

  •
  the instruments or obligations may be converted, exercised or exchanged during a maximum period of 30 years.

        The preemptive rights and the advance subscription rights of shareholders are excluded with respect to shares issued from our conditional share capital to directors, employees, contractors, consultants or other persons providing services to us or any of our subsidiaries.

Dividends and Other Distributions

        Under Swiss law, dividends may be paid out only if we have sufficient distributable profits from the previous fiscal year, or if we have freely distributable reserves, each as will be presented on our audited annual standalone statutory balance sheet. Payments out of our share capital (in other words, the aggregate par value of our registered share capital) in the form of dividends are not allowed; however, payments out of registered share capital may be made by way of a capital reduction. Such a capital reduction requires the approval of shareholders holding a majority of the votes cast at the general meeting of shareholders (not counting abstentions and blank or invalid ballots). A special audit report must confirm that claims of our creditors remain fully covered despite the reduction in the share capital recorded in the commercial register. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims. On August 13, 2010, the Commercial Register of the Canton of Zug rejected our application to register the first of four planned partial par value reductions previously approved by our shareholders in an amount of CHF 0.86 per issued share, equal to approximately U.S. $0.86 (using an exchange rate of U.S. $1.00 to CHF 1.00 as of the close of trading on September 14, 2010). The Commercial Register's rejection is related to the fact that Transocean Ltd. has been served in Switzerland with several complaints from lawsuits filed in the U.S. We continue to believe that all prerequisites for the registration of the first par value reduction have been satisfied and have appealed the decision of the Commercial Register. Without effective registration of the applicable par value reduction, we will not be able to proceed with the payment of the first or any subsequent installment of our cash distribution to shareholders. Qualifying additional paid-in capital may only be paid out as dividends to shareholders following approval by the shareholders of a reclassification of such qualifying additional paid-in capital as freely distributable reserves (to the extent permissible under the Swiss Code). The affirmative vote of shareholders holding a majority of the votes cast at a general meeting of shareholders (not counting abstentions and blank or invalid ballots) must approve reserve reclassifications and distributions of dividends. The board of directors may propose to shareholders that a dividend or other distribution be paid but cannot itself authorize the distribution.

        Under the Swiss Code, if our general reserves amount to less than 20% of our share capital recorded in the commercial register (i.e., 20% of the aggregate par value of our registered capital), then at least 5% of our annual profit must be retained as general reserves. The Swiss Code and our articles of association permit us to accrue additional general reserves. In addition, we are required to create a special reserve on our audited annual standalone statutory balance sheet in the amount of the purchase price of shares repurchased by us or our subsidiaries or predecessors, which amount may not be used for dividends or subsequent repurchases.

        Swiss companies generally must maintain a separate company, stand-alone "statutory" balance sheet for the purpose of, among other things, determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends. Our auditor must confirm that a proposal made by the board of directors to shareholders regarding the appropriation of our available earnings conforms to the requirements of the Swiss Code and our articles of association. Dividends are usually due and payable shortly after the shareholders have passed a resolution approving the payment, but shareholders may also resolve at the annual general meeting of shareholders to pay dividends in quarterly or other installments. The articles of association provide that dividends that have not been claimed within five years after the due date become our property and are allocated to the general reserves. Dividends paid are subject to Swiss withholding tax, all or part of which can potentially be reclaimed under the relevant tax rules in Switzerland or double taxation treaties concluded between Switzerland and foreign countries. Distributions of cash or property that are based upon a capital reduction are not subject to Swiss withholding tax.

        Dividends, if declared by us, are expected to be declared, subject to applicable limitations under Swiss law, in U.S. dollars, or in Swiss francs, and shareholders may be given the right to elect to be paid any such dividends in U.S. dollars or Swiss francs. Other distributions must be declared in Swiss francs; however, shareholders may be provided with the option to elect to be paid in U.S. dollars or Swiss francs.

Repurchases of Shares

        The Swiss Code limits our ability to hold or repurchase our own shares. We and our subsidiaries may only repurchase shares if and to the extent that sufficient freely distributable reserves are available, as described above under "—Dividends and Other Distributions." The aggregate par value of all of our shares held by us and our subsidiaries may not exceed 10% of the registered share capital. However, we may repurchase our own shares beyond the statutory limit of 10% if the shareholders have passed a resolution at a general meeting of shareholders authorizing the board of directors to repurchase shares in an amount in excess of 10% and the repurchased shares are dedicated for cancellation. Any shares repurchased pursuant to such an authorization will then be cancelled at the next general meeting upon the approval of shareholders holding a majority of the shares represented at the general meeting. Repurchased shares held by us or our subsidiaries do not carry any rights to vote at a general meeting of shareholders but are entitled to the economic benefits generally associated with the shares.

General Meetings of Shareholders

        The general meeting of shareholders is our supreme corporate body. Ordinary and extraordinary shareholders meetings may be held. The following powers will be vested exclusively in the shareholders meeting:

  •
  adoption and amendment of our articles of association;

  •
  election of members of the board of directors and the auditor;

  •
  approval of the annual business report, the stand-alone statutory financial statements and the consolidated financial statements;

  •
  payments of dividends and any other distributions of capital to shareholders (excluding share repurchases below 10% of the registered share capital, to the extent that sufficient freely distributable reserves are available);

  •
  discharge of the members of the board of directors from liability for business conduct during the previous fiscal year to the extent such conduct is known to the shareholders;

  •
  subject to certain exceptions, the approval of a business combination with an interested shareholder (as such terms are defined in our articles of association); and

  •
  any other resolutions that are submitted to a general meeting of shareholders pursuant to law, our articles of association or by voluntary submission by the board of directors (unless a matter is within the exclusive competence of the board of directors pursuant to the Swiss Code).

Notice and Proxy Statements

        Under the Swiss Code and our articles of association, we must hold an annual, ordinary general meeting of shareholders within six months after the end of our fiscal year for the purpose, among other things, of approving the annual financial statements and the annual business report, and the annual election of directors for the class whose term has expired. The invitation to general meetings must be published in the Swiss Official Gazette of Commerce at least 20 calendar days prior to the relevant general meeting of shareholders. The notice of a meeting must state the items on the agenda and the proposals of the board of directors and of the shareholders who demanded that a shareholders meeting be held or that an item be included on the agenda and, in case of elections, the names of the nominated candidates. No resolutions may be passed at a shareholders meeting concerning agenda items for which proper notice was not given. This does not apply, however, to proposals made during a shareholders meeting to convene an extraordinary shareholders meeting or to initiate a special investigation. No previous notification will be required for proposals concerning items included on the agenda or for debates as to which no vote is taken.

        Annual general meetings of shareholders may be convened by the board of directors or, under certain circumstances, by the auditor. A general meeting of shareholders can be held anywhere.

        We expect to set the record date for each general meeting of shareholders on a date not more than 20 calendar days prior to the date of each general meeting and announce the date of the general meeting of shareholders prior to the record date.

Extraordinary General Meetings of Shareholders

        An extraordinary general meeting may be called upon the resolution of the board of directors or, under certain circumstances, by the auditor. In addition, the board of directors is required to convene an extraordinary general meeting of shareholders if so resolved by the general meeting of shareholders, or if so requested by shareholders holding an aggregate of at least 10% of the shares, specifying the items for the agenda and their proposals, or if it appears from the stand-alone annual statutory balance sheet that half of our share capital and reserves are not covered by our assets. In the latter case, the board of directors must immediately convene an extraordinary general meeting of shareholders and propose financial restructuring measures.

Agenda Requests

        Under our articles of association, any shareholder may request that an item be included on the agenda of a general meeting of shareholders. Such shareholder may also nominate one or more directors for election. A request for inclusion of an item on the agenda or a nominee must be in writing and received by us at least 30 calendar days prior to the anniversary date of the proxy statement in connection with our last general meeting of shareholders; provided, however, that if the date of the general meeting of shareholders is more than 15 days before or 30 days after the anniversary date of the last annual general meeting of shareholders, such request must instead be made by the tenth day following the date on which we have made public disclosure of the date of the general meeting of shareholders. The request must specify the relevant agenda items and motions, together with evidence of the required shares recorded in the share register, as well as any other information as would be required to be included in a proxy statement pursuant to the rules of the SEC.

        Under the Swiss Code, a general meeting of shareholders for which a notice of meeting has been duly published may not be adjourned without publishing a new notice of meeting.

        Our annual report and auditor's report must be made available for inspection by the shareholders at our place of incorporation no later than 20 days prior to the meeting. Each shareholder is entitled to request immediate delivery of a copy of these documents free of charge. Shareholders of record will be notified of this in writing.

Voting

        Each of our shares carries one vote at a general meeting of shareholders. Voting rights may be exercised by shareholders registered in our share register or by a duly appointed proxy of a registered shareholder, which proxy need not be a shareholder. Our articles of association do not limit the number of shares that may be voted by a single shareholder. Shareholders wishing to exercise their voting rights who hold their shares through a bank, broker or other nominee should follow the instructions provided by such bank, broker or other nominee or, absent instructions, contact such bank, broker or other nominee for instructions. Shareholders holding their shares through a bank, broker or other nominee will not automatically be registered in our share register. If any such shareholder wishes to be registered in our share register, such shareholder should contact the bank, broker or other nominee through which it holds our shares.

        Treasury shares, whether owned by us or one of our majority-owned subsidiaries, will not be entitled to vote at general meetings of shareholders.

        With respect to the election of directors, each holder of shares entitled to vote at the election has the right to vote, in person or by proxy, the number of shares held by him for as many persons as there are directors to be elected. The directors are divided into three classes, with only one class being up for election each year. Our articles of association do not provide for cumulative voting for the election of directors.

        Pursuant to our articles of association, the shareholders generally pass resolutions by the affirmative vote of a majority of the shares represented and voting at the general meeting of shareholders (broker nonvotes, abstentions and blank and invalid ballots will be disregarded), unless otherwise provided by law or our articles of association. However, our articles of association provide that directors may be elected at a general meeting of shareholders by a plurality of the votes cast by the shareholders present in person or by proxy at the meeting. Our Corporate Governance Guidelines have a majority vote policy that provides that the board may nominate only those candidates for director who have submitted an irrevocable letter of resignation which would be effective upon and only in the event that (1) such nominee fails to receive a sufficient number of votes from shareholders in an uncontested election and (2) the board accepts the resignation. If a nominee who has submitted such a letter of resignation does not receive more votes cast "for" than "against" the nominee's election, the corporate governance committee must promptly review the letter of resignation and recommend to the board whether to accept the tendered resignation or reject it. The board must then act on the corporate governance committee's recommendation within 90 days following the certification of the shareholder vote. The board must promptly disclose its decision regarding whether or not to accept the nominee's resignation letter.

        The acting chair may direct that elections be held by use of an electronic voting system. Electronic resolutions and elections are considered equal to resolutions and elections taken by way of a written ballot.

        The Swiss Code and/or our articles of association require the affirmative vote of at least two-thirds of the voting rights and a majority of the par value of the shares, each as represented at a general meeting to approve the following matters:

  •
  the amendment to or the modification of the purpose clause in our articles of association;

  •
  the creation or cancellation of shares with privileged voting rights;

  •
  the restriction on the transferability of shares or cancellation thereof;

  •
  the restriction on the exercise of the right to vote or the cancellation thereof;

  •
  an authorized or conditional increase in the nominal share capital;

  •
  an increase in the share capital through (1) the conversion of capital surplus, (2) a contribution in kind, or for purposes of an acquisition of assets, or (3) a grant of special privileges;

  •
  the limitation on or withdrawal of preemptive rights;

  •
  a change in our registered office;

  •
  the conversion of registered shares into bearer shares and vice versa; and

  •
  our dissolution.

        The same supermajority voting requirements apply to resolutions in relation to transactions among corporations based on Switzerland's Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets (the "Merger Act"), including a merger, demerger or conversion of a corporation (other than a cash-out or certain squeeze-out mergers, in which minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company, for instance, through cash or securities of a parent company of the acquiring company or of another company—in such a merger, an affirmative vote of 90% of the outstanding shares is required). Swiss law may also impose this supermajority voting requirement in connection with the sale of "all or substantially all of our assets" by us. See "—Compulsory Acquisitions; Appraisal Rights" below.

        Our articles of association require the affirmative vote of at least two-thirds of the shares recorded in the commercial register and entitled to vote at a general meeting to approve the following matters:

  •
  the removal of a member of the board of directors;

  •
  any changes to Article 14, paragraph 1 specifying advance notice of proposal requirements;

  •
  any changes to Article 20 specifying supermajority vote requirements;

  •
  any changes to Article 21 specifying quorum requirements;

  •
  any changes to Article 22 specifying the number of members of the board of directors;

  •
  any changes to Article 23 specifying the classification of the board of directors; and

  •
  any changes to Article 24 specifying the indemnification provisions for directors and officers.

        Our articles of association require the affirmative vote of holders of the number of our shares equal to the sum of (A) 66 2/3% of the number of all shares outstanding and entitled to vote at a general meeting, plus (B) a number of shares outstanding and entitled to vote at the general meeting that is equal to one-third of the number of shares held by an interested shareholder, for us to engage in any business combination with an interested shareholder (as those terms are defined in our articles of association) and for the amendment of the provisions in our articles of association relating to this shareholder approval requirement.

Quorum for General Meetings

        The presence of shareholders, in person or by proxy, holding at least a majority of the shares recorded in our share register and generally entitled to vote at a meeting, is a quorum for the transaction of most business. Shareholders present, in person or by proxy, holding at least 66 2/3% of the shares recorded in the commercial register and generally entitled to vote at a general meeting constitute the required quorum at a general meeting to consider or adopt a resolution to amend, vary, suspend the operation of or cause any of the following provisions of our articles of association to cease to apply:

  •
  Article 18—which relates to proceedings and procedures at general meetings;

  •
  Article 19(f)—which relates to business combinations with interested shareholders;

  •
  Article 20—which sets forth the level of shareholder approval required for certain matters;

  •
  Article 21—which sets forth the quorum at a general meeting required for certain matters, including the removal of a member of the board of directors; and

  •
  Articles 22, 23 and 24—which relate to the election and appointment of directors.

        Under the Swiss Code, the board of directors has no authority to waive quorum requirements stipulated in the articles of association.

Inspection of Books and Records

        Under the Swiss Code, a shareholder has a right to inspect the share register with regard to his own shares and otherwise to the extent necessary to exercise his shareholder rights. No other person has a right to inspect the share register. The books and correspondence of a Swiss company may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of the company's business secrets. At a general meeting of shareholders, any shareholder is entitled to request information from the board of directors concerning the affairs of the company. Shareholders may also ask the auditor questions regarding its audit of the company. The board of directors and the auditor must answer shareholders' questions to the extent necessary for the exercise of shareholders' rights and subject to prevailing business secrets or other of our material interests.

Special Investigation

        If the shareholders' inspection and information rights as outlined above prove to be insufficient, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder may, within 30 calendar days after the general meeting of shareholders, request the court at our registered office to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10% of the share capital or holders of shares in an aggregate par value of at least 2 million Swiss francs may request the court to appoint a special commissioner. The court will issue such an order if the petitioners can demonstrate that the board of directors, any member of our board of directors or one of our officers infringed the law or our articles of association and thereby damaged the company or the shareholders. The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.

Compulsory Acquisitions; Appraisal Rights

        Business combinations and other transactions that are binding on all shareholders are governed by the Merger Act. A statutory merger or demerger requires that at least 66 2/3% of the shares and a majority of the par value of the shares represented at the general meeting of shareholders vote in favor of the transaction. Under the Merger Act, a "demerger" may take two forms:

  •
  a legal entity may divide all of its assets and transfer such assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and the transferring entity dissolving upon deregistration in the commercial register; or

  •
  a legal entity may transfer all or a portion of its assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities.

        If a transaction under the Merger Act receives all of the necessary consents, all shareholders would be compelled to participate in the transaction. See "—Voting" above.

        Swiss companies may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss company. With respect to corporations limited by shares, such as Transocean Ltd., the Merger Act provides for the possibility of a so-called "cash-out" or "squeeze-out" merger if the acquirer controls 90% of the outstanding shares. In these limited circumstances, minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company (for instance, through cash or securities of a parent company of the acquiring company or of another company). For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Merger Act provides that if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.

        In addition, under Swiss law, the sale of "all or substantially all of our assets" by us may require a resolution of the general meeting of shareholders passed by holders of at least two-thirds of the voting rights and a majority of the par value of the shares, each as represented at the general meeting of shareholders. Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

  •
  the company sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

  •
  the company's assets, after the divestment, are not invested in accordance with the company's statutory business purpose; and

  •
  the proceeds of the divestment are not earmarked for reinvestment in accordance with the company's business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the company's business.

        If all of the foregoing apply, a shareholder resolution would likely be required.

        Mandatory Bid Rules.    Pursuant to the applicable provisions of the Swiss Federal Act on Stock Exchanges and Securities Trading ("SESTA"), any person that acquires shares of an SIX-listed Swiss company, such as Transocean Ltd., whether directly or indirectly or acting in concert with third parties, which shares, when taken together with any other shares of such company held by such person (or such third parties), exceed the threshold of 33 1/3% of the voting rights (whether exercisable or not) of such company, must make a takeover bid to acquire all the other listed shares of such company. A company's articles of association may either eliminate this provision of the SESTA or may raise the relevant threshold to 49% ("opting-out" or "opting-up", respectively). Our articles of association do not contain an opting-out or opting-up provision.

        A waiver of the mandatory rules may be granted by the Swiss Takeover Board or the Swiss Federal Market Supervisory Authority FINMA under certain circumstances. If no waiver is granted, the mandatory takeover bid must be made pursuant to the procedural rules set forth in the SESTA and the implementing ordinances thereunder.

        There is no obligation to make a takeover bid under the SESTA if the voting rights in question are acquired as a result of a gift, succession or partition of an estate, a transfer based upon matrimonial property law, or execution proceedings.

        Cancellation of Remaining Equity Securities.    Under the SESTA, any offeror who has made a tender offer for the shares of an SIX-listed Swiss company, and who, as a result of such offer, holds more than 98% of the voting rights of such company, may petition the court to cancel such company's remaining equity securities. The petition must be filed against the target company within three months after the expiration of the offer period. The remaining shareholders of the target company may join in the proceedings. If the court orders cancellation of the remaining equity securities, the target company must reissue and deliver such equity securities to the offeror against performance of its offer for the benefit of the holders of the cancelled equity securities.

Legal Name; Formation; Fiscal Year; Registered Office

        The legal and commercial name of our parent company is Transocean Ltd. That entity was initially formed on August 18, 2008. It is incorporated and domiciled in Steinhausen, Canton of Zug, Switzerland, and operates under the Swiss Code as a stock corporation (Aktiengesellschaft). Transocean Ltd. is recorded in the Commercial Register of the Canton of Zug with the registration number CH-170.3.032.555-9. Transocean Ltd.'s fiscal year is the calendar year.

        The address of Transocean Ltd.'s registered office is Transocean Ltd., Turmstrasse 30, CH-6300 Zug, Switzerland, and the telephone number at that address is +41 (0)41 749 0500.

Corporate Purpose

        Transocean Ltd. is the parent holding company of the Transocean group. Pursuant to its articles of association, its business purpose is to acquire, hold, manage, exploit and sell, whether directly or indirectly, participations in businesses in Switzerland and abroad, in particular in businesses that are involved in offshore contract drilling services for oil and gas wells, oil and gas drilling management services, drilling engineering services and drilling project management services and oil and gas exploration and production activities, and to provide financing for this purpose. Transocean Ltd. may acquire, hold, manage, mortgage and sell real estate and intellectual property rights in Switzerland and abroad.

Duration and Liquidation

        Our articles of association do not limit our duration. Under Swiss law, we may be dissolved at any time by a resolution of a shareholders' meeting, which must be passed by the affirmative vote of holders of at least two thirds of voting rights and an absolute majority of the par value of the shares, each as represented (in person or by proxy) at the general meeting. Dissolution and liquidation by court order is possible if (1) we become bankrupt or (2) shareholders holding at least 10% of our share capital so request for valid reasons. Under Swiss law, any surplus arising out of liquidation (after the settlement of all claims of all creditors) is distributed in proportion to the paid-up par value of shares held, but this surplus is subject to Swiss withholding tax of 35%. However, as of January 1, 2011, new rules apply for paid-in capital surplus. Our shares carry no privilege with respect to such liquidation surplus.

Uncertificated Shares

        Our shares have been issued in uncertificated form in accordance with article 973c of the Swiss Code as uncertificated securities, which have been registered with BNY Mellon Shareholder Services, as transfer agent, and, consequently, constitute intermediated securities within the meaning of the Swiss

Federal Act on Intermediated Securities ("FISA"). In accordance with article 973c of the Code, Transocean Ltd. maintains a register of uncertificated securities (Wertrechtebuch).

Stock Exchange Listing

        Our shares are listed and trade on the New York Stock Exchange under the symbol "RIG" and on the SIX Swiss Exchange under the symbol "RIGN."

No Sinking Fund

        The shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

        The shares that have been issued to date are duly and validly issued, fully paid and nonassessable.

No Redemption and Conversion

        The shares are not convertible into shares of any other class or series or subject to redemption either by us or the holder of the shares.

Transfer and Registration of Shares

        We have not imposed any restrictions applicable to the transfer of our shares. Our share register will initially be kept by The Bank of New York, which acts as transfer agent and registrar. The share register reflects only record owners of our shares. Swiss law does not recognize fractional share interests.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase shares, debt securities of Transocean Inc. or other securities or any combination of the foregoing. We may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

        We have summarized selected provisions of the warrants and the warrant agreements below. This summary is not complete. If we offer any warrants, we will file the form of any warrant certificate and warrant agreement with the SEC, and you should read the warrant certificate and warrant agreement for provisions that may be important to you.

        The prospectus supplement relating to any warrants being offered will describe the warrants and include specific terms relating to the offering. The prospectus supplement will include some or all of the following:

  •
  the title of the warrants,

  •
  the aggregate number of warrants offered,

  •
  the designation, number and terms of the shares, debt securities of Transocean Inc. or other securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers,

  •
  the exercise price of the warrants,

  •
  the dates or periods during which the warrants are exercisable,

  •
  the designation and terms of any securities with which the warrants are issued,

  •
  if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable,

  •
  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated,

  •
  any minimum or maximum amount of warrants that may be exercised at any one time,

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants, or

  •
  any other terms of the warrants.

        Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

Modifications

        We may amend the warrant agreements and the warrants, without the consent of the holders of the warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.

Enforceability

        The warrant agent will act solely as our agent. The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates. A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder's right to exercise the holder's warrants.

ANTI-TAKEOVER PROVISIONS

        Our articles of association have provisions that could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors, and may have the effect of discouraging actual or threatened changes of control by limiting certain actions that may be taken by a potential acquirer prior to its having obtained sufficient control to adopt a special resolution amending our articles of association.

        The articles of association provide that our board of directors will be divided into three classes serving staggered three-year terms. Under the Swiss Code, directors may at any time, with or without cause, be removed from office by resolution of the shareholders at a general meeting of shareholders, provided that a proposal for such resolution has been put on the agenda for the meeting in accordance with the requirements of the Swiss Code and our articles of association. Our articles of association provide that a decision of the shareholders at a general meeting to remove a director requires the vote of shareholders holding at least 66 2/3% of the shares outstanding and entitled to vote at that meeting.

        Our articles of association include a provision that is based on the Delaware law regarding business combinations. This provision provides that, in general, absent the approval of holders of the number of our shares equal to the sum of (A) 66 2/3% of the number of all shares entitled to vote at a general meeting, plus (B) a number of shares entitled to vote at the general meeting that is equal to one-third of the number of shares held by the interested shareholder, we may not engage in a business combination with an interested shareholder for a period of three years after the time of the transaction in which the person became an interested shareholder.

        The shareholder approval requirement for business combinations with interested shareholders does not apply in some cases, including if:

  •
  our board of directors, prior to the time of the transaction in which the person became an interested shareholder, approves (1) the business combination or (2) the transaction as a result of which the shareholder becomes an interested shareholder; or

  •
  upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the shares outstanding and entitled to vote at our general meeting at the time the transaction commenced.

        As defined in our articles of association, an interested shareholder generally includes any person who, together with that person's affiliates or associates, (1) owns 15% or more of the voting shares of the company or (2) is an affiliate or associate of the company and owned 15% or more of the voting shares of the company at any time within the previous three years.

        Under Swiss law, there is generally no prohibition of business combinations with interested shareholders. However, in certain circumstances, shareholders and members of the board of directors of Swiss companies, as well as certain persons associated with them, must refund any payments they receive that are not made on an arm's length basis.

        Our articles of association include an authorized share capital, according to which the board of directors is authorized, at any time during a maximum two-year period, to issue a number of shares up to 50% of the share capital registered in the commercial register and to limit or withdraw the preemptive rights of the existing shareholders in various circumstances, including (1) following a shareholder or group of shareholders acting in concert having acquired in excess of 15% of the share capital registered in the commercial register without having submitted a takeover proposal to shareholders that is recommended by the board of directors or (2) for purposes of the defense of an actual, threatened or potential unsolicited takeover bid, in relation to which the board of directors has, upon consultation with an independent financial adviser retained by the board of directors, not recommended acceptance to the shareholders. Our authorized share capital expires on December 18, 2010.

        Our articles of association also include a conditional share capital, according to which we may, at any time, issue a number of shares up to 50% of the share capital registered in the commercial register in connection with bonds, notes, warrants and other financial instruments or contractual obligations convertible into or exercisable for shares and to withdraw or limit the advance subscription rights of shareholders with respect to shares issued from our conditional share capital if the issuance is for purposes of the acquisition of an enterprise or business, the financing or refinancing of any such transactions, or if the issuance occurs in national or international capital markets or through a private placement.

        Pursuant to the applicable provisions of the SESTA, any person that acquires shares of an SIX-listed Swiss company, such as Transocean Ltd., whether directly or indirectly or acting in concert with third parties, which shares, when taken together with any other shares of such company held by such person (or such third parties), exceed the threshold of 33 1/3% of the voting rights (whether exercisable or not) of such company, must make a takeover bid to acquire all the other listed shares of such company. A company's articles of association may either eliminate this provision of the SESTA or may raise the relevant threshold to 49% ("opting-out" or "opting-up," respectively). Our articles of association do not contain an opting-out or opting-up provision.

        A waiver of the mandatory rules may be granted by the Swiss Takeover Board or the Swiss Federal Market Supervisory Authority FINMA under certain circumstances. If no waiver is granted, the mandatory takeover bid must be made pursuant to the procedural rules set forth in the SESTA and the implementing ordinances thereunder.

        There is no obligation to make a takeover bid under the SESTA if the voting rights in question are acquired as a result of a gift, succession or partition of an estate, a transfer based upon matrimonial property law, or execution proceedings.

        For other provisions that could be considered to have an anti-takeover effect, see "—Preemptive Rights and Advance Subscription Rights" and "—General Meetings of Shareholders" under "Description of Transocean Ltd. Shares" above.

 PLAN OF DISTRIBUTION

        We or Transocean Inc. may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers or (3) through agents. The prospectus supplement will set forth the following information:

  •
  the terms of the offering,

  •
  the names of any underwriters or agents,

  •
  the purchase price,

  •
  the net proceeds to the respective issuers,

  •
  any delayed delivery arrangements,

  •
  any underwriting discounts and other items constituting underwriters' compensation,

  •
  any initial public offering price,

  •
  any discounts or concessions allowed or reallowed or paid to dealers, and

  •
  any commissions paid to agents.

Sale Through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless the issuer informs you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, in which selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

        If an issuer uses dealers in the sale of securities, it will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. The issuer will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        The issuer may sell the securities directly. In that event, no underwriters or agents would be involved. The issuer may also sell the securities through agents the issuer designates from time to time. In the prospectus supplement, the issuer will name any agent involved in the offer or sale of the offered securities, and the issuer will describe any commissions payable by the issuer to the agent. Unless the issuer informs you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        The issuer may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. The issuer will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

        If the issuer so indicates in the prospectus supplement, the issuer may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from the issuer at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

        The issuer may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as the issuer's agents. The issuer will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

        The issuer may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by the issuer or borrowed from the issuer or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from the issuer in settlement of those derivatives to close out any related open borrowings of shares.

        The issuer or one of its affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in the issuer's securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

        The third parties in any of the sale transactions described above will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

        The issuer may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be our customers, may engage in transactions with us, or may perform services for us in the ordinary course of their businesses.

        The securities may or may not be listed on a national securities exchange. We cannot assure you that there will be a market for the securities.

 LEGAL MATTERS

        The validity of the debt securities offered hereby will be passed upon by Baker Botts L.L.P., Houston, Texas. The validity of the shares and warrants offered hereby will be passed upon by our Swiss counsel, Homburger AG, Zurich, Switzerland. Any underwriters will be advised about issues relating to any offering by their own legal counsel.

EXPERTS

        The consolidated financial statements of Transocean Ltd. and subsidiaries appearing in Transocean Ltd.'s Annual Report (Form 10-K) for the year ended December 31, 2010 (including the schedule appearing therein), and the effectiveness of Transocean Ltd.'s internal control over financial reporting as of December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements given on the authority of such firm as experts in accounting and auditing.

Transocean Inc.

$750,000,000 2.500% Senior Notes due 2017
$750,000,000 3.800% Senior Notes due 2022

Fully and Unconditionally Guaranteed by

Transocean Ltd.

Joint Book-Running Managers

Barclays

Citigroup

J.P. Morgan

Wells Fargo Securities

BofA Merrill Lynch

DNB Markets

Co-Managers

Credit Agricole CIB

Credit Suisse

Mitsubishi UFJ Securities

Morgan Stanley

Standard Chartered Bank